I.	CODE OF ETHICS

A. Introduction

1. Purpose

This section of Toroso Investments, LLC (the “Company” or “Firm”) Compliance Manual and Code of Ethics (the “Manual”) has been adopted to provide an overview of policies and procedures applicable to the Company’s Code of Ethics (the “Code of Ethics” or “Code”) in an effort to maintain a policy of strict compliance with the highest standards of ethical business conduct and the provisions of applicable laws, including state and federal securities laws and regulations. Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”) Act requires investment advisors to registered investment companies to adopt a written Code of Ethics and to report any material compliance violations. Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) (together, the 1940 Act and the Advisers Act, the “Rules”), require the Company to adopt a code of ethics containing provisions reasonably necessary to prevent Access Persons (as defined below) from engaging in any act, practice or course of business prohibited by the Rules.

Currently, the Company’s clients are investment companies registered under the 1940 Act (each, a “Exchange Traded Fund,” and collectively, the “Exchange Traded Funds”). The Exchange Traded Funds are each a series of one of several ETF series trusts; the Amplify ETF Trust, the ASYMmetric ETFs Trust, the ETF Opportunities Trust, and the Tidal ETF Trust (each, a “Trust,” and collectively, the “Trusts”)). Each Trust is an open-end management investment company consisting of multiple series, including the Funds. Each specific Statement of Additional Information (“SAI”) relates to each applicable Fund. Each Trust is registered with the U.S. Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (together with the rules and regulations adopted thereunder, as amended, the “1940 Act”), as an open-end management investment company and the offering of the Funds’ shares (“Shares”) is registered under the Securities Act of 1933, as amended (the “Securities Act”). Each Trust is governed by its Board of Trustees (the “Board”). The investment objective of each Fund is as stated in the Prospectus under “Investment Objective.” In addition to the Exchange Traded Funds, the Company’s clients include the ATAC Rotation Fund, an open-end mutual fund which is part of the MPS Trust and is subject to the MPS Trust Policies and Procedures; and institutional investors through separately managed accounts (the “Separate Accounts”). The Exchange Traded Funds, the ATAC

Rotation Fund, and the Separate Accounts are each a “Client” and collectively, “Clients”)1 This Code is predicated on the principle that the Company, in its capacity as an investment adviser, owes a fiduciary duty to all of its Clients. Every fiduciary has the duty and a responsibility to act in the utmost good faith and in the best interests of the Client and to always place the Client’s interests first and foremost. Accordingly, the Company’s principles, partners, members, directors, officers, managers and other personnel of the Company, as well as other persons under the supervision and control of the Company, including interns, temporary or contract workers (each, an “Employee”) must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of Clients. “Access Person” means (i) all management personnel (officers, directors and partners) of the Company, and (ii) any other Employee of the Company who has access to information regarding the purchase or sale of securities by the Company or the portfolio holdings of any of its Clients, or who is involved in making recommendations with respect to purchases or sales of securities. The Company treats all Employees as Access Persons for the purpose of this Code.

In addition, this Code of Ethics has been adopted to ensure that Employees who have knowledge of the portfolio transactions will not be able to act thereon to the disadvantage of the Company or its Clients. Furthermore, the Rules prohibit fraudulent activities by affiliated persons of a registered investment adviser to a Client, such as the Company. Specifically, it is unlawful for any of these persons to: (i) employ any device, scheme or artifice to defraud a Client; (ii) make any untrue statement of a material fact to a Client or omit to state a material fact necessary in order to make the statements made to a Client, in light of the circumstances under which they are made, not misleading; (iii) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Client; or (iv) to engage in any manipulative practice with respect to a Client.

It is the responsibility of each Employee to understand the various laws applicable to such Employee, and to conduct personal securities transactions in a manner that does not interfere with the transactions of the Company or its Clients, or otherwise take unfair advantage of the Company or its Clients.

The Code does not address every possible situation that may arise, consequently, every Employee is responsible for exercising good judgment, applying ethical principles, and bringing violations or potential violations of the Code of Ethics to the attention of the Chief Compliance Officer (the “CCO”). Any questions regarding the Company’s Code of Ethics should be referred to the CCO. The CCO is responsible for ensuring that the policies and procedures within this Code of Ethics are strictly adhered to, and that each Employee of the Company attests to such policies and procedures annually.

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As an SEC-registered investment adviser, the Company owes a fiduciary duty to all of its Clients. In 2006, the decision by the Court of Appeals for the D.C. Circuit in Goldstein v. SEC, 451 F.3d 873 (D.C. Cir. June 23, 2006), with respect to private funds/investment companies, clarified that the “client” of an investment adviser to a private fund/investment companies is the fund itself and not an investor in the fund. For purposes of this Manual, the terms “Exchange Traded Fund” or “Separate Account” refer to the advisory clients of the Company.

To facilitate compliance reporting, documentation and testing, the Company hosts an online compliance reporting tool, ComplySci (the “Compliance Portal”). The Compliance Portal’s user-friendly features allow an efficient online administration of the compliance program tailored to the Company’s specific needs. For a full description of the Compliance Portal and how it is utilized, please see attached to this Manual Appendix VII. All Employees are required to maintain an account and make all disclosures via the Compliance Portal.

FAILURE TO COMPLY WITH THE RULES AND REQUIREMENTS SET FORTH IN THIS CODE CONSTITUTES A BREACH OF AN EMPLOYEE’S OBLIGATION TO CONDUCT HIMSELF OR HERSELF IN ACCORDANCE WITH THE COMPANIES’ POLICIES AND PROCEDURES, AND IN CERTAIN CASES MAY RESULT IN A VIOLATION OF LAW. APPROPRIATE REMEDIAL ACTION BY THE COMPANY MAY INCLUDE CENSURE, FINE, RESTRICTION ON ACTIVITIES OR SUSPENSION OR TERMINATION OF EMPLOYMENT.

2. Administration of Code

In order to meet the requirements of the Rules, the Code of Ethics includes a procedure for detecting and preventing material trading abuses and requires all Access Persons to report personal securities transactions on an initial, quarterly, and annual basis (the “Reports”). The CCO shall be responsible for all aspects of administering, and all interpretive issues arising under, this Code. The CCO is responsible for considering any requests for exceptions to, or exemptions from, the Code. Any exceptions to, or exemptions from, the Code shall be subject to such additional procedures, reviews and reporting as may be deemed appropriate by the CCO.

3. Reporting of Violations

It is the policy of the Company that any violation or suspected violation of applicable laws or of this Manual shall be immediately reported to the CCO. An Employee must not conduct individual investigations, unless authorized to do so by the CCO. If an Employee who in good faith raises an issue regarding a possible violation of law, regulation or Company policy or any suspected illegal or unethical behavior, the Company will strive to keep confidential the identity of any such Employee. Complete confidentiality may not be possible in every case, however, where investigation and regulatory reporting may be required. Nonetheless, the Company will not permit retribution, harassment or intimidation of any Employee who in good faith makes any such report. To aid reporting, the Company has adopted the Compliance Concern Reporting and Certification Form, which all Employees must complete and submit to the CCO quarterly via the online Compliance Portal (described below) or by submitting the form attached to this Manual as Exhibit B. Furthermore, should any Employee identify a compliance concern(s), the Employee upon identification should notify the CCO immediately and submit the compliance concern via the online Compliance Portal or by submitting the form attached to this Manual as Exhibit B to the CCO. All compliance concerns will be addressed within twenty-four (24) hours by the CCO. In the event that the CCO determines that a violation of law has occurred or is likely, the Company will conduct an internal investigation which it will attempt to complete within 60-90 days following the report by such Employee. Possible Employee sanctions include, without limitation, letters of censure, suspension, termination of employment or such other course of action as may be appropriate under the circumstances.

The CCO will maintain a record of all breaches of the policies detailed in this Code, as well as the findings of any internal investigations conducted. No less frequently than quarterly, the CCO shall prepare a written report describing any issues arising under the Code or procedures, including, but not limited to, information about any violations of the Code or its underlying procedures and any sanctions imposed due to such violations and submit the information to the Trust CCO for review by the Trust Board. In addition, no less frequently than quarterly, the CCO shall certify to the Trust Board that the Company has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code.

4. Whistleblower Protection

For the avoidance of doubt, nothing in this Code is designed to prevent or impede an Employee from acting in accordance with applicable federal or state whistleblower statutes, including but not limited to Section 21F(h)(1) of the Exchange Act and Rules 21F-2 and 21F-17 thereunder. Furthermore, it is the Company’s policy that no Employee who submits a complaint made in good faith or reports a violation to a regulatory or law enforcement authority will experience retaliation or any penalty whatsoever. Any Employee who believes he or she has been subject to retaliation or reprisal as a result of reporting a concern or making a complaint is to report such action to the CCO, the Company’s other senior management in the event the concern pertains to the CCO, or the relevant regulatory or law enforcement authority.

5. Recordkeeping Requirements

The Company shall maintain the following records at its principal place of business:

•	a copy of each Code in effect during the past five years

•	a record of any violation of the Code and any action taken as a result of the violation for at least five years after the end of the fiscal year in which the violation occurs;

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a copy of each report made by an Access Person as required by this Code, including any information provided in lieu of the reports, for at least five years after the end of the fiscal year in which the report is made or the information is provided;

•	a copy of each written report provided to the Trust Board, as required by this Code, for five years after the end of the fiscal year in which the report is made;

•	a record of all persons required to make reports currently and during the past five years;

•	a record of all persons who are or were responsible for reviewing these reports during the past five years; and

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a record of any decision and the reasons supporting that decision, to approve a person’s purchase of securities in an initial public offering or private placement, for at least five years after the end of the fiscal year in which the approval is granted.

Mutual fund records shall be maintained for a period of six years,

Please see below Section VI.A. of this Manual for more information on the Company’s recordkeeping requirements.

6. Condition of Employment or Service with the Company

This Code of Ethics applies to each Employee of the Company. Employees shall read and understand this Code and uphold the standards in the Code in their day-to-day activities at the Company. Compliance with the Code shall be a condition of employment or continued affiliation with the Company and conduct not in accordance herewith shall constitute grounds for sanctions (including, without limitation, reprimands, restrictions on activities, disgorgement, termination of employment, or removal from office).

Each Employee shall sign the Employee Annual Acknowledgement Form via the Compliance Portal or by signing the form attached to this Manual as Exhibit A certifying his or her receipt and understanding of, and agreement to comply with this Code. Such signed acknowledgement should be returned to the CCO and may be submitted electronically via the Compliance Portal. A new acknowledgement must be signed and certified to the CCO by all Employees should the Code of Ethics be revised or modified.

B. Standards of Conduct

1. Employee Conduct

The following general principles should guide the individual conduct of each Employee:

•	Employees will not take any action that will violate any applicable laws or regulations, including all federal securities laws.

•	Employees will adhere to the highest standards of ethical conduct.

•	Employees will maintain the confidentiality of all information obtained in the course of employment with the Company.

•	Employees will bring any issues reasonably believed to place the Company at risk to the attention of the CCO.

•	Employees will not abuse or misappropriate the Company’s or any Client’s assets or use them for personal gain.

•	Employees will disclose any activities that may create an actual or potential conflict of interest between the Employee, the Company and/or any Client.

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Employees will deal fairly with Clients and other Employees and will not abuse the Employee’s position of trust and responsibility with Clients or take inappropriate advantage of his or her position with the Company.

•	Employees will comply with the Code of Ethics.

2. Falsification or Alteration of Records

Falsifying or altering records or reports of the Company, preparing records or reports that do not accurately or adequately reflect the underlying transactions or activities of the Company or its Clients, or knowingly approving such conduct is prohibited. Examples of prohibited financial or accounting practices include:

•	Making false or inaccurate entries or statements in any Company or Client books, records, or reports that intentionally hide or misrepresent the true nature of a transaction or activity;

•	Manipulating books, records, or reports for personal gain;

•	Failing to maintain required books and records that completely, accurately, and timely reflect all business transactions;

•	Maintaining any undisclosed or unrecorded Company or Client funds or assets;

•	Using funds for a purpose other than the described purpose;

•	Making a payment or approving a receipt with the understanding that the funds will be, or have been, used for a purpose other than what is described in the record of the transaction.

3. Competition and Fair Dealing

The Company seeks to outperform its competition fairly and honestly. The Company seeks competitive advantages through superior performance, not through unethical or illegal business practices. Stealing proprietary information, possessing trade secret information obtained without the owner’s consent, or inducing such disclosures by past or present Employees of other companies is prohibited. Each Employee should endeavor to respect the rights of and deal fairly with the Company’s Clients, vendors, service providers, suppliers, and competitors. No Employee should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other intentional unfair dealing practice. Employees should not falsely disparage or make unfair negative comments about its competitors or their products and services. Negative public statements concerning the conduct or performance of any former Employee of the Company should also be avoided.

C. Prohibition Against Insider Trading

1. Company Policy

Investment advisers and their employees often have access to material information about a public company that has not been publicly disseminated. Federal and state securities laws generally make it unlawful for any person to trade in securities of a publicly-traded issuer while in possession of material, non-public information concerning such issuer or its securities. It is also unlawful to pass material, non-public information to others (a practice known as “tipping”). The persons covered by these restrictions are not only “insiders” of publicly-traded issuers, but also any other person who, under certain circumstances, learns of material, non-public information about an issuer, such as attorneys, investment banking analysts and investment managers.

Violations of these restrictions have severe consequences for both the Company and its Employees. Trading on material, non-public information or communicating such information to others is punishable by imprisonment and criminal fines. In addition, employers may be subjected to liability for insider trading or tipping by Employees. Broker-dealers and investment advisors may be held liable for failing to take measures to deter securities laws violations where such failure is found to have substantially contributed to or permitted a violation.

In light of these rules, the Company has adopted the general policy, applicable to all Employees that an Employee may not trade in any Client or personal account in the securities of any publicly-traded issuer about which the Employee possesses material, non-public information, nor “tip” others about such information.

The laws of insider trading are continuously changing. You may legitimately be uncertain about the application of the rules contained in this Code in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should notify the CCO immediately if you have any questions as to the propriety of any actions or about the policies and procedures contained herein.

2. Explanation of Insider Trading

The elements of insider trading and the penalties for such unlawful conduct are discussed below. If any Employee has any questions they should consult the CCO.

What is Material Information?

“Material information” is defined generally as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that should be considered material includes, but is not limited to:

•	business combinations (such as mergers or joint ventures),

•	changes in financial results,

•	changes in dividend policy,

•	changes in earnings estimates,

•	significant litigation exposure,

•	new product or service announcements,

•	private securities offerings,

•	plans for recapitalization,

•	repurchase of shares or other reorganization plans

•	antitrust charges,

•	labor disputes,

•	pending large commercial or government contracts,

•	significant shifts in operating or financial circumstances (such as major write-offs and strikes at major plants), and

•	extraordinary business or management developments (such as key personnel changes).

Material information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be material. Prepublication information regarding reports in the financial press also may be material. For example, the United States Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information from The Wall Street Journal’s “Heard on the Street” column.

No simple test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. If you are in receipt of non-public information that you believe is not material, you should confirm such determination with the CCO.

What is Non-Public Information?

Information is non-public until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report publicly filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

If the information is not available in the general media or in a public filing, it should be treated as non-public. If you are uncertain whether or not information is non-public, you should contact the CCO.

Specific Sources of Material Non-Public Information

Below is a list of potential sources of material, non-public information that Employees of the Company my periodically access. If an Employee accesses or utilizes any of these sources of information, whether in connection with their employment duties or otherwise, they should be particularly sensitive to the possibility of receiving material non-public information about a publicly-traded company, and immediately notify the CCO if they feel that they have received material non-public information. This list is provided for general guidance and is not an exclusive list of all possible sources of material non-public information.

Contacts with Public Companies

Contacts with public companies represent an important part of the Company’s research efforts. The Company may make investment decisions on the basis of conclusions formed through such contacts and analysis of publicly-available information.

Employees must be especially alert to the potential for access to sensitive information during such contacts. Information received from company representatives during a conference call that is open to the investment community is public. The disclosure of this type of information is covered by SEC Regulation FD.

Difficult legal issues arise, however, when, in the course of contacts with public companies, you become aware of material, non-public information. This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to an analyst, or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, the Company must make a judgment as to its further conduct. To protect yourself, the Company and its Clients, you should contact the CCO immediately if you believe that you may have received material, non-public information.

All calls or meetings with any employee of a public company must be reported to the CCO prior to the meeting. To the extent that any meeting or contact is not open to the investment community, the CCO may require that an Employee issue a standard notification at the beginning of the meeting that they do not wish to receive non-public information. The CCO will maintain a list of all Company contacts with public companies.

Contacts with Research Consultants

Employees may wish to engage the services of a third party research firms (a “Consulting Service”), to assist in their research efforts. Generally, such Consulting Services provide access to experts (each a “Consultant”) across a variety of industries and disciplines. Employees must be especially alert to the potential for access to material non-public or confidential information during such contacts.

Any paid engagement of a new Consulting Service or Consultant for a fee must be pre-approved by the CCO. The CCO will maintain a list of all Company contacts with paid Consultants.

The following guidelines apply to all Employee contacts with paid Consulting Services and paid Consultants:

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Prior to any conversation with a paid Consultant, Employees must remind or inform such Consultant that (i) the Company invests in publicly-traded securities and (ii) neither the Company nor the Employee wish to receive material, non-public information or confidential information that the Consultant is under a duty, legal or otherwise, not to disclose.

The consultant must acknowledge that he or she is unaware of any conflict with any law, regulation or duty owed to any person or entity that may arise by providing the Company or its Employees with his or her services or inform the Employee or the Company otherwise.

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If a Consultant inadvertently discloses material non-public information regarding any company, the Employee must contact the CCO immediately, who will determine if the company must be added to the Restricted List.

•	The CCO or a designee may chaperone calls with Consultants.

•	Employees may not discuss any company (public or private) with which a Consultant is affiliated, including but not limited to a director, trustee, officer, employee or any other known affiliation.

•	Employees are reminded of their non-disclosure obligations regarding Company information contained in the Company’s Compliance Manual.

Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons: First, tender offer activity often produces extraordinary volatility in the price of the target company’s securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule that expressly forbids trading and “tipping” while in possession of material, non-public information regarding a tender offer received from the tender offer or, the target company, or anyone acting on behalf of either. In light of these rules, it is the Company’s general policy, which is applicable to all Employees that any Employee in possession of material, non-public information regarding a tender offer is prohibited from trading the tender offer issuer or the target issuer in any Client or personal account and is prohibited from “tipping” others about such information. Any Employee in possession of material, non-public information regarding a tender offer must report it immediately to the CCO.

Bank Debt

The Company may wish to invest in the bank debt of a public issuer. Investors in bank debt are often privy to material non-public information provided to lenders and investors. Should you decide to access private information of a bank debt issuer, you should notify the CCO immediately. Even if you decide to not access such information, you should exercise caution as there is a heightened risk of inadvertent exposure to private information when investing in bank debt.

Directorships and Committee Memberships

An Employee of the Company may be a member of the board of directors, creditor’s committee or similar committee, group or informal organization of credit holders, or have similar status with a public issuer. Any such memberships must be reported to the CCO immediately by completing Outside Business Activities questionnaire via the Compliance Portal or by completing the form attached to this Manual as Exhibit C.

Confidentiality Agreements

The Company may enter into confidentiality agreements with issuers, their representatives, or third party firms relating to the evaluation of a potential transaction in an issuer’s securities. All confidentiality agreements must be approved by the CCO prior to execution. Confidentiality agreements generally require the Company to maintain information received thereunder in confidence but may also contain other provisions such as restrictions on trading, restrictions on use of the information or a requirement to destroy or return such information. Employees should be particularly sensitive to information they receive pursuant to a confidentiality agreement as such information is likely to be material non-public information. Employees should also be knowledgeable regarding any restrictions or representations with respect to such information contained in a confidentiality agreement so as to avoid a breach thereunder. If you are uncertain as to your rights and obligations under a confidentiality agreement, please contact the CCO.

“PIPE” Transactions

Private investments in public companies (“PIPEs”) involve the issuance of unregistered securities in publicly traded companies. Before PIPE investors can publicly trade the unregistered securities, the issuer must file, and the SEC must declare effective, a resale registration statement. To compensate investors for this temporary illiquidity, PIPE issuers customarily offer the securities at a discount to market price. Advance news of a PIPE offering may be material non-public information since the announcement typically precipitates a decline in the price of a PIPE issuer’s securities due to the dilutive effect of the offering and the PIPE shares being issued at a discount to the then prevailing market price of the issuer’s stock. You should notify the CCO immediately and exercise particular caution any time you become aware of non-public information relating to a PIPE offering.

Market Rumors

Creating or spreading a rumor that is known to be untrue with the intent of affecting the market price of a security could constitute an unlawful attempt to manipulate market prices and should be avoided at all times. In addition, making investment decisions or otherwise acting on information received as a market rumor can carry significant risk for the Company and the Employee, given the inherent lack of certainty that a market rumor is accurate and/or does not constitute material non-public information. Employees should contact the CCO prior to acting on or sharing any information received as a market rumor.

Penalties for Insider Trading

An Employee who trades securities while in possession of material, non-public information, or improperly communicates that information to others, may face severe penalties. The Company may impose disciplinary actions that may include termination of employment. Criminal sanctions may include a fine of up to $1 million and/or ten (10) years imprisonment. The SEC can recover the profits gained or losses avoided through the illegal trading, which can result in a penalty of up to three times the profit from the illegal trades, and issue an order permanently barring the Employee from the securities industry. Finally, the Employee may be sued by investors seeking to recover damages for insider trading violations.

Insider trading laws provide for penalties for “controlling persons” of individuals who commit insider trading. Accordingly, under certain circumstances, a supervisor of an employee who is found liable for insider trading may also be subject to penalties.

Furthermore, the Company could be subject to the following penalties in the event an Employee is found liable for insider trading:

•	Civil penalties of up to the greater of $1 million or three times the amount of the Employee’s profits gained or losses avoided for each violation;

•	Criminal fines of up to $2.5 million per violation; and

•	Restrictions on the Company’s ability to conduct certain of its business activities.

The law of insider trading is unsettled and continuously developing. An individual legitimately may be uncertain about the application of the rules contained in this Code in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. Employees are required to notify the CCO immediately if you have any reason to believe that a violation of this Code has occurred or is about to occur. The CCO will review weather a reported instance constitutes an insider trading. Compliance Procedures

The following procedures have been established to aid Employees in addressing situations where they have access to material non-public information relating to any company. Each Employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

Identifying Material Non-public Information

Before executing any trade for yourself or others, including Client accounts, you must determine whether you have access to material, non-public information. Ask yourself the following questions:

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Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if disclosed?

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Is the information non-public? To whom has this information been provided? Has the information been effectively communicated to the marketplace by appearing in publications of general circulation? Is the information already available to a significant number of other traders in the market?

If after consideration of the foregoing you believe that the information is material and non-public, or if you have questions as to whether the information is material and non-public, you should take the following steps:

•	Report the matter immediately to the CCO.

•	Do not purchase or sell the securities on behalf of yourself or others, including any Client account.

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Do not communicate the information within or outside of the Company other than to the CCO and other persons who “need to know” such information in order to perform their job responsibilities at the Company.

Upon the determination by the CCO that the information received is material and non-public, the Employee must notify the CCO or complete a Restricted List Addition Form via the Compliance Portal or by completing the form attached to this Manual as Exhibit K and return it to the CCO. The CCO, will promptly add the name to the Company Restricted List (defined below) via the Compliance Portal.

Restricted List

Receipt by the Company or an Employee of material non-public information, as well as certain transactions in which the Company may engage, may require, for either business or legal reasons, that Client accounts or personal accounts of Employees do not trade in the subject securities for specified time periods. Any such security will be designated as “restricted.” The CCO will determine which securities are restricted, will maintain a list (the “Restricted List”) of such securities, which is also maintained in the Compliance Portal, and will deny permission to effect transactions in Client or Employee personal accounts in securities on the Restricted List. The CCO will periodically disseminate the Restricted List to all Employees as it is updated. No Employee may engage in any trading activity, whether for a Client account or a personal account, with respect to a security while it is on the Restricted List. Restrictions with regard to designated securities are also considered to extend to options, rights or warrants relating to those securities and any securities convertible into those securities.

The CCO or designee will be responsible for determining whether to remove a particular company from the Restricted List. The Employee requesting the removal of an issuer from the Restricted List must complete a Restricted List Deletion Form via the Compliance Portal or by completing the form attached to this Manual as Exhibit L and return it to the CCO.

The Restricted List is confidential and may not be disseminated outside the Company.

Confidentiality of Material Non-Public Information

Communications

Information in your possession that you or someone else has identified as material and non-public may not be communicated to anyone, including any person within the Company other than the CCO and those persons who “need to know” such information in order to perform their job responsibilities at the Company.

Information Handling

Employees should take all appropriate actions to safeguard any material, non-public information in their possession. Care should be taken that such information is secure at all times. For example, do not leave documents or papers containing material, non-public information on your desks or otherwise for people to see, access to files containing material, non-public information and computer files containing such information should be restricted, and conversations containing such information, if appropriate at all, should be conducted in private.

You may not make unauthorized copies of material, non-public information. Additionally, you must ensure the disposal of any material, non-public information in your possession is authorized (for example, material, nonpublic information obtained pursuant to a confidentiality agreement may be required to be returned in certain circumstances). Upon termination of your employment with the Company, you must return to the Company any material, non-public information (and all copies thereof in any media) in your possession or under your control.

D. Personal Securities Transactions

1. General

The Company has adopted the following general principles governing personal investment activities by Company personnel:

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the interests of Client accounts will be placed in front of any Employee personal transaction. Appropriate investment opportunities must be made for the Company’s Clients before the Company or any Employee may act on them;

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all personal securities transactions will be conducted in such a manner as to avoid any actual, potential or perceived conflicts of interest or abuse of an individual’s position of trust and responsibility;

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all Employees will connect read-only feed with an online Compliance Portal for any discretionary accounts. The software runs all Employee trades in these accounts against the Company’s Restricted List daily and provides exception reports for any violations to the CCO within 24 hours. The CCO reviews these reports daily;

•	the CCO must report all Code of Ethics violations to the Trust CCO

2. Restrictions and Limitations on Personal Securities Transactions

The following restrictions and limitations govern investments and personal securities transactions by all Employees:

Pre-Clearance Procedures

Employees must obtain approval from the CCO or designee prior to executing a transaction in any Covered Security2 (defined below) in which the Employee has, or acquires, any direct or indirect beneficial ownership.3 An Employee is presumed to have beneficial ownership of Covered Securities that are held by his or her immediate family members sharing the Employee’s household.4 Prior to executing a transaction in any Covered Security, Employees must obtain pre-approval from the CCO or designee by submitting a pre-clearance form via the Compliance Portal or by submitting the form attached to this Manual as Exhibit M. All approved securities transactions must be executed on the same day that the pre-clearance is obtained. Post-approval of personal Covered Securities transactions is not permitted. All pre-clearance requests are confirmed through the online Compliance Portal utilized by the Company. The compliance staff monitors the online Compliance Portal during business hours to ensure that all pre-clearance requests are addressed and confirmed.

Actions that occur without the direction of the Employee will be exempt from these requirements (option expiration, called bond, converted security, etc.). Additionally, please see below in Section II.D.2. – “Covered Securities” and Section II.D.5. – “Exceptions from Reporting Requirements of Employees” of this Code for exemptions to the trade pre-clearance requirement.

[2]

Covered security means a security as defined in section 2(a)(36) of the 1940 Act, except that it does not include: (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies, not managed by the Company.

[3]

Rule 204A-1(b)(1)(i)(A) and (b)(2)(i). Rule 204A-1 provides that beneficial ownership is to be interpreted in the same manner as for purposes of rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person has beneficial ownership of a security for purposes of section 16 of that Act. Rule 204A-1(e)(3). This is the same as the standard under rule 17j-1.

[4]	Rule 16a-1(a)(2)(ii)(A) [17 CFR 240.16a-1(a)(2)(ii)(A)]

Covered Securities

In general, this Code employs the term “securities” to mean shares of any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing. Any such “securities,” except as provided below, are considered a “Covered Security” or “Covered Securities” for purposes of this Code.

The following securities below are not considered Covered Securities and are exempt from the above pre-clearance requirement:

•	Direct obligations of the Government of the United States (U.S. Treasury Securities);

•	Bankers’ Acceptances, Bank Certificates of Deposit (CDs), Commercial Paper and High Quality Short-Term Debt Instruments, including Repurchase Agreements;

•	Shares issued by open-end investment companies, not managed by the Company (i.e., Money Market Funds, Open-End Mutual Funds, Exchange-Traded Funds (ETFs), and Unit Investment Trusts (UITs)); and

•	Transactions through an established Automatic Investment Plan.

Automatic Investment Plan (“AIP”) means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. For example, securities that are purchased as part of automated payroll deductions/contributions to an Employee’s 401(k), other automated contributions to a mutual fund after tax savings plan. An Automatic Investment plan includes a Dividend Reinvestment Plan (“DRIP”).

SEC Rule 204A-1 therefore requires access persons to report shares of mutual funds advised by the Company. Accordingly, personal trades in the ATAC Rotation Fund shall require pre-clearance by the CCO.

Restricted List

No Employee personal securities transactions will be permitted in any security that is currently on the Company’s Restricted List. All Employee personal securities transactions are subject to monitoring in order to ascertain any pattern of conduct which may evidence use of material non-public information obtained in the course of their employment.

Participation in IPOs and Secondary Offerings

No Employee may acquire any security in an initial public offering (IPO) or secondary public offering without the prior approval of the CCO.

Private Placements

Private placements of any kind (including, but not limited to, limited partnership investments, limited liability companies, hedge funds, private equity funds, PIPEs, real estate, oil and gas partnerships and venture capital investments) may only be acquired with pre-approval of the CCO, and, if approved, will be subject to monitoring for possible future conflicts. A request for approval of a private placement must be submitted in advance of the proposed date of investment by completing an Outside Business Activities Disclosure Form via the Compliance Portal or by completing the form attached hereto in Exhibit C of this Manual.

Prohibition Against Front Running

Information regarding Client trading must not be used in any way to influence trades in personal accounts or in the accounts of other Clients, including those of other Employees. Trading ahead of a Client’s order is known as “front-running” and is prohibited.

Each Employee is prohibited from buying or selling for either a Client account or an Employee personal account (i) an option while in possession of non-public information concerning a block transaction by a Client account in the underlying stock, or (ii) an underlying security while in possession of non-public information concerning a block transaction by a Client account in an option covering that security (the “inter-market front running”). This prohibition extends to trading in stock index options and stock index futures while in possession of non-public information concerning a block transaction in a component stock of an index.

3. Reportable Personal Accounts

All Employees must provide, to the CCO, a written or electronic disclosure in the Personal Account Disclosure Report form attached to this Manual as Exhibit D or via the Compliance Portal certifying all Reportable Personal Accounts within ten (10) days after first becoming an Employee and within thirty (30) days after the end of any calendar quarter in which any Reportable Personal Accounts, including new Reportable Personal Accounts established during the quarter. For the purposes of this Code, Reportable Personal Accounts include any account in which any securities are held for the direct or indirect benefit of the Employee, including any accounts that holds securities in which the Employee has, or acquires, any direct or indirect beneficial ownership.5 An Employee is presumed to be a beneficial owner of securities that are held by his or her immediate family members sharing the Employee’s household.6 When an Employee has a substantial measure of influence or control over an account, but not direct or indirect beneficial ownership (as for example when the Employee serves as executor or trustee for someone outside his or her immediate family, or manages or helps to manage a charitable account), such account shall not be subject to this Code, but in all transactions involving any such account the Employee will be expected to conform to the spirit of these rules and specifically avoid any activity that conflicts or might appear to conflict with the best interests of the Company’s Clients.

4. Reporting Requirements of Employees

Holdings Reports

All Employees must submit and certify each Covered Security in which the Employee has, or acquires, any direct or indirect beneficial ownership by completing the Employee Securities Holding Report via the Compliance Portal or by completing the form attached to this Manual as Exhibit F within ten (10) days after first becoming an Employee (the “Initial Holdings Report”). The information contained in the Employee Securities Holding Report must be current as of a date no more than forty-five (45) days prior to the date the person becomes an Employee.

Additionally, all Employees must submit and certify annually each Covered Security in which the Employee has, or acquires, any direct or indirect beneficial ownership by completing the Employee Securities Holding Report via the Compliance Portal or by completing the form attached to this Manual as Exhibit F by January 31st of each year (the “Annual Holdings Report”), provided, however, that an Employee need not provide information within the annual Employee Securities Holding Report if such information reported therein would be duplicative of information contained in broker trade confirmations, notices or advices or account statements received by the Company. The information contained in the annual Employee Securities Holding Report must be current as of a date no more than forty-five (45) days prior to the date the Employee Securities Holding Report is submitted.

[5]

Rule 204A-1(b)(1)(i)(A) and (b)(2)(i). Rule 204A-1 provides that beneficial ownership is to be interpreted in the same manner as for purposes of rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person has beneficial ownership of a security for purposes of section 16 of that Act. Rule 204A-1(e)(3). This is the same as the standard under rule 17j-1.

[6]

Reportable Personal Accounts include securities accounts of a spouse, minor children and any other relative that resides in the Employee’s home, as well as accounts of another person if by reason of any contract, understanding, relationship, agreement or other arrangement the Employee obtains therefrom benefits substantially equivalent to those of ownership. See Rule 16a-1(a)(2)(ii)(A) [17 CFR 240.16a-1(a)(2)(ii)(A)]

A report must be submitted even if no purchases or sales of Covered Securities were made during the period covered by the report. The Initial Holdings Report and Annual Holdings Report must include all of the following information in the Employee Securities Holding Report: (i) the title, number of shares and principal amount of each Covered Security in which the Employee had any direct or indirect beneficial ownership; (ii) the name of any broker, dealer or bank with whom the Employee maintains an account in which any securities are held for the direct or indirect benefit of the Employee; and (iii) the date that the report is submitted by the Employee. As stated above in Section II.D.3. “Reportable Personal Accounts” of this Manual, all Employees must provide, to the CCO a written or electronic disclosure in the Personal Account Disclosure Report form attached to this Manual as Exhibit D or via the Compliance Portal certifying all Reportable Personal Accounts within ten (10) days after first becoming an Employee and within thirty (30) days after the end of any calendar quarter in which any Reportable Personal Accounts, including new Reportable Personal Accounts established during the quarter.

Quarterly Transactions Reports

All Employees must file a written or electronic Quarterly Trade Report via the Compliance Portal or in the form attached to this Manual as Exhibit G within thirty (30) days after the end of each calendar quarter that identifies all Covered Security transactions made during the quarter, provided, however, that an Employee need not provide information within the Quarterly Trade Report if such information reported therein would be duplicative of information contained in broker trade confirmations, notices or advices or account statements received by the Company.

A Quarterly Trade Report must be submitted even if no purchases or sales of Covered Securities were made during the period covered by the report. Quarterly Trade Reports must include all Covered Security transaction information and brokerage account information, including the dates, the nature of the transaction, and the date the report is being submitted. If a new personal account was opened the Quarterly Trade Report must specify to that affect and also include identifying information about the account, the date the account was established, and the date the report is being submitted. As stated above in Section II.D.3. “Reportable Personal Accounts” of this Manual, all Employees must provide, to the CCO upon establishing any new Reportable Personal Account, a written or electronic disclosure in the Personal Account Disclosure Report form attached to this Manual as Exhibit D or via the Compliance Portal.

5. Exceptions from Reporting Requirements of Employees

An Employee will be exempted from the “Pre-Clearance Procedures” under Section II.D.2. and “Reporting Requirements of Employees” under Section II.D.4 of this Code with respect to transactions effected for, and Covered Securities held in, any account over which the Employee has no direct or indirect influence or power to control or influence investment decisions in the account (the “Managed Account”). A Managed Account is an account that meets the following criteria: (i) the account is managed by a third party investment manager (i.e., financial planner or wealth manager or trustee) that is an independent unaffiliated professional; and (ii) the Employee has no direct or indirect influence or power to control or influence investment decisions in the account, including: (a) suggesting purchases or sales of investments to the trustee or third-party discretionary manager; (b) directing purchases or sales of investments; or (b) consulting with the trustee or third-party discretionary manager as to the particular allocation of investments to be made in the account. However, all Employees must provide, to the CCO, a written or electronic disclosure in the Managed Account Disclosure Report form attached to this Manual as Exhibit E or via the Compliance Portal certifying all Managed Accounts within ten (10) days after first becoming an Employee and within thirty (30) days after the end of any calendar quarter in which any Managed Accounts, including new Managed Accounts established during the quarter. Furthermore, the representations contained in Exhibit E must be completed annually by all Employees who have reported having such Managed Accounts, by completing the Managed Account Disclosure Report in form of an assignment via the Compliance Portal or by submitting the form to the CCO. In addition, the Employee will be required to provide reports of holdings and/ or transactions (including, but not limited to, duplicate account statements and trade confirmations) made in the Employee’s Managed Accounts at the request of the Company’s CCO.

An Employee will be exempted from the “Pre-Clearance Procedures” under Section II.D.2. and “Quarterly Transaction Report” under Section II.D.4 of this Code with respect to securities that are purchased as part of automated payroll deductions/contributions to an Employee’s 401(k), other automated contributions to a mutual fund after tax savings plan (i.e., Automatic Investment Plan or AIP), and automatic dividend reinvestment transactions. However, as stated herein above in Section II.D.3. – “Reportable Personal Accounts” of this Code, all Employees must provide, to the CCO, a written or electronic disclosure in the Personal Account Disclosure Report form attached to this Manual as Exhibit D or via the Compliance Portal certifying all Reportable Personal Accounts within ten (10) days after first becoming an Employee and within thirty (30) days after the end of any calendar quarter in which any Reportable Personal Accounts, including new Reportable Personal Accounts established during the quarter.

6. Review

The CCO shall be responsible for (i) notifying Employees of their reporting obligations under this Code and (ii) reviewing the reports submitted by each Employee under this Code. The CCO may assign the review of Employee reports to a designee, however, no person shall be allowed to review or approve his or her own reports, and reports shall be reviewed by the CCO or other officer who is senior to the person submitting the report. The CCO shall maintain records of all reports filed pursuant to these procedures.

All Employee personal securities transactions are subject to monitoring in order to ascertain any patterns of conduct which may evidence conflicts with the principles of this Manual, including patterns of front-running or other inappropriate behavior.

Any member of the Investment Committee will ensure that the CCO’s own trades and Transaction reports are reviewed and pre-cleared timely.

E. Political Contributions

1. Company Contributions

Firm funds or gifts may not be furnished, directly or indirectly, to a government official, government employee or politician for the purpose of obtaining or maintaining business on behalf of the Firm. Such conduct is illegal and may violate federal and state criminal laws. Assistance or entertainment provided to any government office should never, in form or substance, compromise the Firm’s arms-length business relationship with the government agency or official involved.

2. Foreign Corrupt Practices Act

The Foreign Corrupt Practices Act (“FCPA”) prohibits the direct or indirect giving of, or a promise to give, “things of value” in order to corruptly obtain a business benefit from an officer, employee, or other “instrumentality” of a foreign government. Companies that are owned, even partly, by a foreign government may be considered an “instrumentality” of that government. In particular, government investments in foreign financial institutions may make the FCPA applicable to those institutions. Individuals acting in an official capacity on behalf of a foreign government or a foreign political party may also be “instrumentalities” of a foreign government.

The FCPA includes provisions that may permit the giving of gifts and entertainment under certain circumstances, including certain gifts and entertainment that are lawful under the written laws and regulations of the recipient’s county, as well as bona-fide travel costs for certain legitimate business purposes. However, the availability of these exceptions is limited and is dependent on the relevant facts and circumstances.

Civil and criminal penalties for violating the FCPA can be severe. The Company and its Access Persons must comply with the spirit and the letter of the FCPA at all times. Access Persons must obtain written pre-clearance from the CCO prior to giving anything of value that might be subject to the FCPA by submitting a pre-clearance form via the Compliance Portal or by submitting the form attached to this Manual as Exhibit O.

3. Pay-to-Play

i. Background

SEC Rule 206(4)-5 prohibits “pay-to-play” practices by investment advisers that seek to provide investment advisory services to government entities (i.e., any state or political subdivision of a state, including: any agency, authority or instrumentality of the state, a pool of assets sponsored or established by the state, a plan or program of a government entity; and officers, agents, or employees of the state acting in their official capacity). The rule applies to government assets managed by the Company, whether in a separate account or a pooled investment vehicle. Rule 206(4)-5 prohibits:

•

An adviser’s receipt of compensation from a government entity for two years following any contribution by the adviser or certain of its personnel (“covered associates”), to certain officials (“covered official”) of a government entity;

•

Payments by an adviser or any covered associate to third-party solicitors or placement agents for their solicitation of government entities unless the third party solicitor is a registered representative of a broker-dealer or registered investment adviser subject to pay-to-play regulations; and

•

An adviser and its covered associates from soliciting or coordinating contributions for an official of a government entity to which the adviser is seeking to provide advisory services, or payments to a political party of a state or locality where any adviser is providing or seeking to provide advisory services to a government entity.

The rule also prohibits acts done indirectly, which, if done directly, would result in a violation of the rule and includes increased recordkeeping requirements regarding political contributions made by its covered associates.

The look back provisions of the rule require an investment adviser to look back in time to determine whether it will be subject to any business restrictions under the rule when employing or engaging a person who would be considered a covered associate due to such person’s triggering contribution to an official of a government entity. The two year time out is not triggered by a contribution made by a natural person more than 6 months prior to becoming a covered associate, unless he or she, after becoming a covered associate, solicits Clients. As a result, the full two-year look back applies only to covered associates who solicit for the Company.

ii. Definitions

A contribution means any gift, subscription, loan, advance, or deposit of money or anything of value made for:

•	The purpose of influencing any election for federal, state or local office;

•	The payment of debt incurred in connection with any such election; or

•	Transition or inaugural expenses incurred by the successful candidate for state or local office.

This includes not only monetary contributions, but also in-kind contributions such as payment for services or use of facilities, personnel or other resources to benefit any federal, state or local candidate campaign, political party committee, or other political committee or political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code (such as the Republican or Democratic Governors Association), or the inaugural committee or transition team of a successful candidate.

Volunteer services provided to a campaign by Employees on their own personal time are not treated as contributions.

A covered associate includes any of the following:

•	The Company’s general partners, executive officers or other individuals with a similar status or function;

•	Any Employees who solicits government entities for the Company and any person who supervises, directly or indirectly, such Employee; and

•	Any political action committee controlled by the investment adviser or its covered associates.

A covered official is a person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate of a government entity, if the official can (1) directly or indirectly influence the governmental entity’s selection of an investment adviser; or (2) has the authority to appoint an official with such influence. This could cover state or local officials who are running for federal office.

A government entity is defined as any state and local governments and political subdivisions thereof, including their agencies and instrumentalities and pools of assets sponsored or established by the foregoing (such as public pension funds and participant-directed investment programs for the benefit of the public (e.g., 529 college tuition savings programs) or government Employees (e.g., 403(b) and 457 retirement plans)).

iii. Compliance Procedures

The following procedures will apply to political contributions by the Company and its Employees:

•

all contemplated contributions to a political candidate (including federal, state, local or PACs) by any Employee will require pre-clearance from the CCO by submitting a pre-clearance form in the Compliance Portal or by submitting the form attached to this Manual as Exhibit I;

•	coordination of, or solicitation by, the Company of political contributions to a government official, or payment to a political party of a state or locality, will not be permitted;

•

newly hired or promoted Employees who will be considered covered associates will be required to disclose any political contributions made in the past two years to determine if the look back provisions will apply by completing and submitting a New Employee Political Contribution Declaration Form via the Compliance Portal or by completing and submitting the form attached hereto as Exhibit J of this Manual; and

•

any new relationships with third-party solicitors will require pre-approval from the CCO. (See also Section V.E. of this Manual regarding additional policies relating to engagement of third-party solicitors)

In addition, the CCO may require periodic certifications from Employees that they have not made any political contributions in violation of the Company’s policy.

Exemptions

De Minimis Contributions

Although all contributions by Employees must be pre-approved, contributions to any state or local candidate or official which are less than the statutory de minimis amounts will be approved. Contributions will be approved if:

•	the Employee is entitled to vote for the candidate and the contribution does not exceed $350 per election; or

•	the Employee is not entitled to vote for the candidate and the contribution does not exceed $150 per election.

Other Limited Exemptions

Pursuant to the “returned contribution” exception, if a covered associate of an adviser makes a contribution that triggers the two-year time-out period solely because he or she was not entitled to vote for the official at the time of the contribution, the Company can effectively undo the contribution under very narrow circumstances. To be eligible for the returned contribution exception,

•	the contribution had to be less than $350,

•	the Company must have discovered the contribution within four months of the date of such contribution, and

•	the Company must cause the contributor to re-collect the contribution within 60 days after the Company discovers the contribution.

The specificity of the requirements significantly limits the availability of the exception. Further, an adviser with less than 50 employees can only rely on the returned contribution exception twice in a 12-month period (three times for advisers with more than 50 employees) and an adviser can never use the returned contribution exception for the same covered associate twice.

In addition, Rule 206(4)-5 allows an adviser to apply for an order exempting it from the two-year time-out requirement in the event of an inadvertent violation that falls outside of the exceptions set forth above when, according to the SEC, the imposition of the time-out provision is unnecessary to achieve the Rule’s intended purpose.

Recordkeeping

Rule 206(4)-5 also requires the Company to keep records of contributions made by the Company and its covered associates to government officials and candidates, payments to state or political parties and PACs, a list of its covered associates and government entities that invest or have invested in the past five years with the Company or a pooled investment vehicle managed by the Company. The Company must also maintain records of the names and addresses of each regulated third party adviser or broker-dealer to whom the Company provides payment for the solicitation of a government entity.

The CCO is responsible for ensuring that the Companies and their employees comply with Rule 206(4)-5 as well as with the record keeping requirements under Rule 204-2(a)(18)(ii). Specifically, the CCO and its designees must maintain a political contribution log that will have the following information required by Rule 204-2(a)(18)(ii):

•	The name and title of each contributor;

•	The name and title (including any city/county/State or other political subdivision) of each recipient of a contribution or payment;

•	The amount and date of each contribution or payment; and

•	Whether any such contribution was the subject of the exception for certain returned contributions pursuant to section 206(4)-5(b)(2) of the Advisers Act.

Additionally, the CCO will ensure that the Company is maintaining the following records:

•	A list containing the names, titles, and business and residence addresses of all “covered associates”.

•

A current list of all government entities to which the adviser provides (or has provided in the past 5 years) advisory services, or which are (or were) investors in any covered investment pool to which the adviser provides (or has provided in the past 5 years) advisory services.

Furthermore, the CCO and its designees must on a routine basis, but in no case less than once in a calendar quarter, conduct searches through public databases for any undisclosed political contributions made by Employees.

F. Conflicts of Interest

1. General

Under Section 206 of the Advisers Act, the duty of the Company to refrain from fraudulent conduct includes an obligation to disclose material facts to its Clients whenever the failure to do so would defraud any Client or prospective client. The Company’s duty to disclose material facts is particularly pertinent whenever the Company is in a situation involving a conflict or potential conflict of interest with a Client. The type of disclosure required by the Company in such a situation will depend upon all the facts and circumstances, but as a general matter, the Company must disclose to Clients all material facts regarding the potential conflict of interest so that the Client can make an informed decision whether to enter into or continue an advisory relationship with the Company or whether to take some action to protect himself against the specific conflict of interest involved.

If any Employee is aware of a personal interest that is, or might be, in conflict with the interest of the Company or its Clients, that Employee shall disclose the situation or transaction and the nature of the conflict to the CCO for appropriate consideration. Any compliance concern or outside business activity should be reported through the online Compliance Portal. The Compliance Portal acts as a conflicts inventory as it maintains permanent record of these documents for immediate access to such items. At any time, the CCO may print a report with recorded conflicts and outside business activities as well as the original forms. The CCO will discuss the issue and determine what recourse may be necessary immediately. The CCO will make a determination as to whether disclosure to the Clients is necessary at the time the conflict is reported. The conflicts log is also reviewed each quarter during the quarterly compliance testing. At this time, the CCO will revisit any conflicts or compliance concerns reported during the quarter and ensure that they were resolved and if they need to be disclosed to the Clients.

Please see Section III.H. of this Manual for a complete discussion of the Company’s disclosure obligations on Form ADV.

2. Investment Conflicts

Employees who are planning to invest in or make a recommendation to invest in a security for any Client, and who have a material interest in the security or a related security, must first disclose such interest to the CCO. The CCO shall conduct an independent review of the recommendation to purchase the security for Clients and written evidence of such review shall be maintained by the CCO. Employees shall not fail to timely recommend a suitable security to, or purchase or sell of suitable security for, the Company in order to avoid an actual or apparent conflict with a personal transaction in a security.

3. Investment Negotiation Conflicts

In order to ensure compliance with Section 17(d) under the 1940 Act whenever an investment professional proposes to negotiate a term other than price for an investment (including any amendments), he/she must check to see if the investment (or any other position in the issuer’s capital structure) is held (or proposed to be invested) in any Company managed pooled investment vehicle that is a registered investment company (e.g., Exchange Traded Funds).

If the investment is held in any Company managed pooled investment vehicles that is a registered investment company, that person must contact the CCO for guidance. The transaction is generally permitted if all accounts are in the same part of the capital structure and participate in the investment pro rata. Alternatively, impose a “Chinese Wall” between the registered investment company and the institutional Client account investment decision-making. One person can negotiate, provided final investment decision still made separately. The CCO may also consult with outside counsel and/or the Trust CCO for guidance.

4. Capital Structure Conflicts

Conflicts will arise in cases when Clients of the Company invest in different parts of an issuer’s capital structure, including circumstances in which one or more Clients own private securities or obligations of an issuer and other Clients may own public securities of the same issuer. In addition, one or more Clients may invest in securities, or other financial instruments, of an issuer that are senior or junior to securities, or financial instruments, of the same issuer that are held by or acquired for, one or more other Clients. If such issuer encounters financial problems, decisions related to such securities (such as over the terms of any workout or proposed waivers and amendments to debt covenants) will raise conflicts of interests. For example, a Client holding debt securities of the issuer may be better served by a liquidation of the issuer in which it may be paid in full, whereas a Client holding equity securities of the issuer might prefer a reorganization that holds the potential to create value for the equity holders.

In the event of conflicting interests within an issuer’s capital structure, the Company will generally pursue the strategy that it believes will maximize value for Client accounts overall (without regard to the nature of the accounts involved or fees received from such accounts):

•	This strategy may be recommended by one or more investment professionals of the Firm;

•	A single person may represent more than one part of an issuer’s capital structure;

•	The recommended course of action will be presented to the Company’s Investment Committee for final determination as to how to proceed

The Company may elect, but is not required, to assign different teams to make recommendations for different parts of the capital structure as the Investment Committee determines in its discretion.

In the event the Company, its affiliates, its Clients and their respective officers, directors, trustees, stockholders, members, partners and Employees and their respective funds and investment accounts (collectively, the “Related Parties”) serve on the board of the subject company, they should recuse themselves from voting on any board matter with respect to a transaction that has an asymmetrical impact on the capital structure.

•	Related Party board members may still make recommendations to the Investment Committee.

•	If any such persons are also on the Investment Committee, they may recuse themselves from the Investment Committee’s determination.

The Company may use external counsel for guidance and assistance.

5. Position Conflicts

Should the Company cause one Client account to buy a security and another Client account to sell or short the same security, such opposing positions are not permitted within the same account or within any accounts managed by the same portfolio manager without prior trade approval by the CCO. In addition, transactions in investments by one or more affiliated Client accounts may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of other Client accounts.

Generally, the Company does not purchase, sell or hold securities on behalf of Clients contrary to the current recommendations made to other affiliated Client accounts. However, because certain Client accounts may have investment objectives, strategies or legal, contractual, tax or other requirements that differ (such as the need to take tax losses, realize profits, raise cash, diversification, etc.), the Company may purchase, sell or continue to hold securities for certain Client accounts contrary to other recommendations. In addition, the Company may be permitted to sell securities or instruments short for certain Client accounts and may not be permitted to do so for other affiliated Client accounts.

6. Conflicts Related to Investments in Affiliated Fund

The Company’s purchase for a Client accounts interests in other pooled vehicles, including Exchange Traded Funds, offered by Related Parties. Investment by a Client in such a vehicle means Related Parties receive advisory or other fees from the Client in addition to advisory fees charged for managing the Client’s account. The details of any possible fee offsets, rebates or other reduction arrangements in connection with such investments are provided in the documentation relating to the relevant Client account and/or underlying investment vehicle. In choosing between vehicles managed by Related Parties and those not affiliated with Related Parties, Related Parties may have a financial incentive to choose Related Parties-affiliated vehicles over third parties by reason of additional investment management, advisory or other fees or compensation Related Parties may earn. The potential for fee offsets, rebates or other reduction arrangements may not necessarily eliminate this conflict and Related Parties may nevertheless have a financial incentive to favor investments in Related Parties-affiliated vehicles. If the Company invest in an affiliated vehicle, a Client should not expect the Company to have better information with respect to that vehicle than other investors may have (and if the Company does have better information they may be prohibited from acting upon it in a way that disadvantages other investors).

Additionally, Related Parties may sponsor and manage funds and accounts that compete with the Company or make investment with funds sponsored or managed by third-party advisers that would reduce capacity otherwise available to the Company’s Clients.

7. Prohibited Conduct with Clients

It is a violation of an Employee’s duty of loyalty to the Company and its Clients for any Employee, without the prior written consent of the CCO, to:

•

rebate, directly or indirectly, to any person, firm, corporation or association, other than the Company, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Company or a Client account;

•

accept, directly or indirectly, from any person, firm, corporation or association, other than the Company, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of the Company or a Client account;

•

own any stock or have, directly or indirectly, any financial interest in any other organization engaged in any securities, financial or related business, except for a minority stock ownership or other financial interest in any business which is publicly-owned; or

•

borrow money from any of the Company’s suppliers or Clients; provided, however, that (i) the receipt of credit on customary terms in connection with the purchase of goods or services is not considered to be a borrowing within the foregoing prohibition and (ii) the acceptance of loans from banks or other financial institutions on customary terms to finance proper and usual activities, such as home mortgage loans, is permitted except where prohibited by law.

8. Outside Activities of Employees

Policy

Employees are expected to devote their full professional time and efforts to the business of the Company and to avoid any activities that could present actual or perceived conflicts of interest.

Employees must obtain prior approval from the CCO for any outside activity that involves:

•	a time commitment that would prevent you from performing your duties for the Company;

•	accepting a second job or part-time job of any kind or engaging in any other business outside of the Company;

•	active participation in any business in the financial services industry or otherwise in competition with the Company;

•	teaching assignments, lectures, public speaking, publication of articles, or radio or television appearances, or

•

serving as a director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family owned businesses and charitable, non-profit and political organizations.

Employees may not serve on the board of any company whose securities are publicly traded, or of any company in which the Company or any Client account owns securities.

Compliance Procedures

All outside activities conducted by an Employee must be approved prior to participation by the CCO or his/her designee by completing and submitting an Outside Business Activities questionnaire via the Compliance Portal or by completing and submitting the form attached hereto as Exhibit C of this Manual.

The CCO or his/her designee may require full details concerning the outside activity including the number of hours involved and any compensation to be received. In addition, in connection with any approval of an outside activity, such approval may, at the discretion of the CCO, be subject to certain conditions deemed necessary or appropriate to protect the interests of the Company or any Client.

In addition, to the extent that the Company files a Form U-4 for an Employee seeking to engage in an outside business activity, the Form U-4 will need to be updated to reflect the activity. Please see Section III.H. of this Manual for additional policies relating to the Form U-4.

9. Gifts and Entertainment

Policy

The Company recognizes the value of fostering good working relationships with individuals and firms doing business or seeking to do business with the Company. Subject to the guidelines below, Employees are permitted, on occasion, to accept gifts and invitations to attend entertainment events. However, Employees should always act in the best interests of the Company and its Clients and should avoid any activity that might create an actual or perceived conflict of interest or impropriety in the course of the Company’s business relationships. Employees should not accept any gifts or entertainment invitations that have the likelihood of influencing their decisions regarding the business transactions involving the Company. Employees should contact the CCO or his/her designee to discuss any offered activity or gift that may create such a conflict. The Company reserves the right to prohibit the acceptance or retention of a gift or offer of entertainment, regardless of value, as it may determine in its sole discretion.

Entertainment may include such events as meals, shows, concerts, theatre events, sporting events or similar types of entertainment. “Entertainment” also includes in-town and out-of-town trips and seminars where the service provider or counterparty offers to pay for items such as lodging, airfare, meals and/or event expenses. For the purposes hereof, a gift will be deemed to be of significant value if it exceeds $100.00 per gift from any person or entity doing business or seeking to do business with the Company and an entertainment event will be deemed to be of significant value if it exceeds $1,000.00 per event from any such person or entity. An entertainment event will only be deemed to be entertainment if a representative of the service provider or counterparty is also attending the event (otherwise, it will be deemed to be a gift). No gift or entertainment may be accepted or given, however, regardless of value, that has the likelihood of influencing, any business decision or relationship of the Company.

Compliance Procedures

The Company has adopted the following principles and procedures governing gifts and entertainment:

•

Any gifts or entertainment of significant value (as defined above) offered from an existing or prospective firm service provider or counterparty must be approved by the CCO via the Compliance Portal or in the form attached to this Manual as Exhibit N.

•

Employees may not accept more than four gifts or attend more than six entertainment events per year, regardless of value, given or sponsored by the same person or entity without approval from the CCO via the Compliance Portal or in the form attached to this Manual as Exhibit N.

•	Employees may not request or solicit gifts or particular entertainment events.

•	No gift of cash or cash equivalents may be accepted.

•	Items such as pens, coffee mugs or clothing items with a counterparty’s logo are excluded.

G. Confidentiality and Privacy Policies

1. Company Information

The protection of confidential business information is vital to the interests and the success of the Company. Employees may not disclose to third parties, or use for his/her own personal benefit, any information regarding:

•	Advice by the Company to its Clients;

•	Securities or other investment positions held by the Company or its Clients;

•	Transactions on behalf of the Company or its Clients;

•	The name, address or other personal identification information of Clients or investors;

•	Personal financial information of Clients or investors, such as annual income, net worth or account information;

•	Investment and trading systems, models, processes and techniques used by the Company;

•

Company business records, Client files, personnel information, financial information, Client agreements, supplier agreements, leases, software, licenses, other agreements, computer files, business plans, analyses;

•	Any other non-public information or data furnished to you by the Company or any Client or investor in connection with the business of the Company or such Client or investor; or

•	Any other information identified as or which you may otherwise be obligated to keep confidential.

The information described above is the property of the Company and should be kept strictly confidential. Employees may not disclose any such information to any third party without the permission of the CCO or another officer of the Company, except for a purpose properly related to the business of the Company or a Client of the Company (such as to a Client’s independent accountants or administrator) or as required by law.

2. Client Information and Privacy Policy

The Company is required by federal regulations (SEC Regulation S-P, 17 CFR 284.30) to adopt certain procedures designed to protect all Client confidential and nonpublic information and to safeguard personal information contained in both paper and electronic records. The following policy (the “Privacy Policy”) is designed to meet the standards set forth in the federal regulations as well as the Commonwealth of Massachusetts Standards for Protection of Personal Information (to the extent that such standards are applicable). For purposes of this Privacy Policy, the term Client includes, where appropriate, investors in pooled investment vehicles (e.g., Exchange Traded Funds and Mutual Funds) managed by the Company. Please see Exhibit Thirteen of Trusts Policies and Procedures for more information regarding the Trust Privacy Policy relating to the Exchange Traded Funds and ATAC Rotation Fund’s Privacy Policy included in the Statutory Prospectus dated May 1, 2020.

Implementation

The Company is committed to (i) safekeeping and confidentiality of personal information collected from potential, current and former Clients and (ii) safeguarding records and information against the unauthorized acquisition or use of unencrypted data or encrypted electronic data regarding each Client. The proper handling of personal information is one of the Company’s highest priorities.

To this end, the CCO has been designated to implement, maintain, review and revise, as necessary, a comprehensive information security program. The primary objectives for the CCO is to identify and assess any and all reasonably foreseeable internal and external risks to the security, confidentiality and/or integrity of any electronic, paper or other records containing personal information, and to evaluate and improve, where necessary, the effectiveness of current safeguards for limiting such risks. To this end, the Company: (i) employs ongoing Employee training; (ii) sets policy for Employees relating to the storage, access and transportation of Client records and personal information; (iii) reviews the scope of security measures at least annually; (iv) reasonably monitors its information systems, including for unauthorized use or access; and (v) reasonably reviews and tests electronic encryption and other elements of its computer security system (including its secure user authentication protocols, secure access control measures and system security agent software).

The CCO reviews all contractual relationships with third party service providers engaged by the Company to ensure adequate protections are in place with respect to the safeguarding of personal information.

Client Information

The Company collects and keeps only such information that is necessary for it to provide the services requested by its Clients and to administer its Clients’ business with the Company. For instance, the Company may collect nonpublic personal information (such as name, address, phone number, social security number, date of birth, assets, income, and net worth) from Clients when they complete a subscription or other form. The Company may also collect nonpublic personal information from Clients or potential clients as a result of transactions with the Company, its affiliates, its Clients or others (such information to include including, but not limited to, shareholder account numbers and balance, payments history, parties to transactions, cost basis information, and other financial information).

The Company does not disclose any nonpublic personal information about our current or former consumers or customers to nonaffiliated third parties, except as permitted by law. For example, pooled investment vehicles have no employees, they conduct their business affairs through third parties that provide services pursuant to agreements with the pooled investment vehicles (as well as through its officers and directors).

The Company recognizes and respects the privacy expectations of each of our customers and believes that the confidentiality and protection of consumer information is one of our fundamental responsibilities. The Company is committed to maintaining the confidentiality, integrity and security of the customers’ personal information and will handle personal consumer and customer information only in accordance with Regulation S-P and any other applicable laws, rules and regulations. The Company will ensure: (i) the security and confidentiality of customer records and information; (ii) that customer records and information are protected from any anticipated threats and hazards; and (iii) that unauthorized access to, or use of, customer records or information is protected against.

Protection of Information

The Company maintains security standards to protect Clients’ information, whether written, spoken, or electronic. To that end, the Company restricts access to nonpublic personal information to Company personnel who need to know such information in order to provide services to Clients. All electronic or computer files containing such information is password secured and firewall protected from access by unauthorized persons. The Company periodically updates and checks its systems to ensure the protection and integrity of information.

The Company also maintains reasonable restrictions upon physical access to records containing personal information and stores such records in secure facilities.

Sharing Information

The Company only shares the nonpublic personal information of its Clients with unaffiliated entities or individuals (i) as permitted by law and as required to provide services to the Company’s Clients, such as with representatives within our firm, securities clearing firms, insurance companies and other services providers of the Company, or (ii) to comply with legal or regulatory requirements. The Company may also disclose nonpublic personal information to another financial services provider in connection with the transfer of an account to such financial services provider. Further, in the normal course of business, the Company may disclose information it collects about Clients to entities or individuals that contract with the Company to perform servicing functions such as recordkeeping or computer-related services. Finally, the Company may make good faith disclosure of the nonpublic personal information of its Clients to regulators who have regulatory authority over the Company.

Companies hired to provide support services to the Company are not allowed to use personal information for their own purposes and are contractually obligated to maintain strict confidentiality. When the Company provides personal information to service providers, it requires these providers to agree to safeguard such information, to use the information only for the intended purpose and to abide by applicable law. In accordance with the aforementioned Privacy Policy, the Company, through the CCO, may require service providers to provide periodic reports outlining their privacy policies. The CCO discusses Privacy Policy and Security issues with each service provider on an annual basis.

The Company will determine that the policies and procedures of its affiliates and service providers are reasonably designed to safeguard customer information and require only appropriate and authorized access to, and use of, customer information through the application of appropriate administrative, technical, physical, and procedural safeguards that comply with applicable federal standards and regulations. The Company directs each of its service providers to adhere to the Company’s privacy policy and to its respective Clients’ privacy policies and to take all actions reasonably necessary so that the Company and its Clients are in compliance with the provisions of 17 CFR 248.30, including, as applicable, the development and delivery of initial and annual privacy notices and maintenance of appropriate and adequate records. The Company will require its service providers to restrict access to nonpublic personal information about customers to those Employees who need to know that information to provide products or services to customers.

The Company may require its service providers to provide periodic reports to its Clients outlining their privacy policies and implementation and promptly report to the Company any material changes to their privacy policy before, or promptly after, their adoption.

The Company does not (i) provide personally identifiable information to mailing list vendors or solicitors for any purpose or (ii) sell information relating to its Clients to any outside third parties.

Employee Access to Information

Only Employees with a valid business reason have access to Clients’ personal information. These Employees are educated on the importance of maintaining the confidentiality and security of such information and are required to abide by the Company’s information handling practices. The Company employs reasonable procedures to prevent terminated Employees from accessing records containing personal information.

Maintaining Accurate Information

The Company’s goal is to maintain accurate, up to date Client records in accordance with industry standards. The Company has procedures in place to keep information current and complete (including the timely correction of inaccurate information).

E-Mail

Should a Client send the Company a question or comment via e-mail, the Company will share the Client’s correspondence only with those Employees or agents most capable of addressing the Client’s question or concern. All written communications pertaining to such question or comment will be retained by the Company until such time as the Company believes (in its good faith judgment) that it has provided the Client with a complete and satisfactory response. After that time, the Company will either discard the communication or archive it according to the requirements of applicable securities laws.

Please note that, unless expressly advised otherwise, the Company’s e-mail facilities do not provide a means for completely secure and private communications. Although every attempt will be made to keep Client information confidential, from a technical standpoint, there is still a risk. For that reason, please do not use e-mail to communicate information to the Company that is considered to be confidential. If the Client wishes, communications with the Company may be conducted via telephone or by facsimile. Additional security is available to Clients if they equip their Internet browser with 128-bit “secure socket layer” encryption, which provides more secure transmissions.

Disclosure of Privacy Policy

The Company recognizes and respects the privacy concerns of its potential, current and former Clients. The Company is committed to safeguarding this information. As a member of the financial services industry, the Company provides this Privacy Policy for informational purposes to Clients and Employees and will distribute and update it as required by law. The Privacy Policy is also available to upon request.

Furthermore, for the Company’s Exchange Traded Fund Clients and the Company’s Mutual Fund Clients, the CCO will ensure that the Exchange Traded Funds Privacy Notice and the ATAC Rotation Fund’s Privacy Notice, respectively, are disseminated with the applicable Summary Prospectus initially and will further ensure that the Privacy Notice is included in the applicable Prospectus and Annual Financial Reports.

Violations

The Company imposes reasonable disciplinary measures, which may include termination, for violations of its Privacy Policy.

H. Prohibition Against Manipulative Trading Practices

Prohibition Against Window Dressing: Window dressing is sometimes undertaken by unscrupulous portfolio managers near the end of the quarter or year to improve the appearance of portfolio/fund performance before presenting it to clients or shareholders. To window dress, the fund manager will sell-off positions with large losses and purchase well-performing and well-known positions near the end of the quarter or year. These securities are then reported as part of the fund’s holdings. While this may have little effect on actual performance, it can mislead the investor or shareholder. Window dressing is prohibited.

Prohibition Against Pumping: Pumping is bidding up the value of a fund’s holdings right before the end of a period at which time performance is measured (and/or reported to tracking services). Pumping is effected by placing a large number of orders on existing holdings, which, if there is a sufficient quantity on order, drives up the value the various positions and thus of the fund. This practice is also known as “marking the close.” Pumping creates a temporary gain, but the securities that are pumped will usually revert to the lower prices. Thus, pumping is not only a form of market manipulation, but hurts investors, including investors purchasing fund shares at the time of the manipulation. Portfolio pumping (or marking the close) is prohibited.

Violations

The Company impose reasonable disciplinary measures, which may include termination, for violations of its Prohibition Against Manipulative Trading Policy.

APPENDIX VII

THE COMPLIANCE PORTAL

Toroso utilizes ComplySci software (the “Compliance Portal”) to facilitate and test the compliance program of Toroso Investments, LLC (the “Company”). Toroso engages ComplySci independently. The Compliance Portal’s user-friendly features allow an efficient online administration of the compliance program tailored to Company’s specific needs. This appendix describes the main features of the Compliance Portal and how it is utilized.

Each employee of the Company has their own user name and login on the Compliance Portal. Toroso accesses the Compliance Portal daily in order to facilitate the compliance program for example by approving personal trade-clearances, alerting the CCO of any exceptions discovered in an employee’s personal trading account, review Company marketing material submitted by the CCO, etc. Below is a list of items within the Compliance Portal that employees have access to and their descriptions.

•

Gifts/Entertainment Given and Gifts/Entertainment Received: This feature allows employees of the Company to submit a request to give or receive a gift or entertainment. Employees would need to fill out the form providing basic information like the type of the gift, its value and information on recipient. Once submitted, the CCO would review the form for potential conflicts of interest. The Portal acts as a log for Gifts and Entertainments.

•

Restricted List: Remove a Company: The Compliance Portal allows editing the list of its restricted companies of which securities the Company or its employees cannot trade. The Form requires statements of reasons for removing the company from the list.

•	Outside Business Activity Disclosure: This tool consists of a questionnaire to determine whether any employee’s outside business activity constitutes an impermissible conflict of interest.

•

Marketing Material Review Request: Toroso can submit all its marketing material for review on the compliance portal. Marketing material can be attached to the form and submitted along with the other descriptions of the material. The CCO and his designee timely reviews the marketing material and provides feedback before it is disseminated.

•

Compliance Concern Reporting and Certification: This Form is available for any employee to fill out if they have Compliance concerns. The CCO takes the necessary steps to address the problem and determines if escalation to the Trust CCO is necessary.

•	Cross-trade Request Form: Cross trades by this Company require escalation to the Trust CCO. Once the Trust CCO approves, the CCO can utilize this Form for documentation and record-keeping purposes.

•

Trade Error Disclosure: In the event of a trade error, any employee can fill out the Trade Error Disclosure Form and submit it. The CCO is responsible for any necessary escalation required by the Trust Policies.

•

Restricted List: Add a Company: Employees fill out this to add a company to the Restricted List of the Company. The CCO reviews the reasons for adding the list to the company, typically because the Company trades in the company seek to be added or because material nonpublic information has been discovered. The CCO is made immediately aware of any Restricted List additions. It is the duty of the CCO to inform all employees of additions to the restricted list.

•

Trade Pre-Clearance Requests: Employees of the Company must obtain trade pre-clearance before effecting a trade in their discretionary accounts. Once a trade pre-clearance request is submitted, the CCO reviews the request against the current restricted list and other restrictions set forth in the Compliance Manual. After a careful review of these items the CCO either grants or denies pre-clearance. Any pre-clearance exceptions are reported immediately to the CCO. The CCO determines whether or not to escalate the issue to the Trust CCO.

•

Political Contribution Pre-Approval Request: Employees are required to obtain pre-approval before making any political contributions. Once submitted, the CCO reviews the Form for compliance with the Pay-to-Play rules, regardless of whether the amount of money to be contributed is within accepted amounts.

•

Proxy Vote Disclosure: The CCO will submit this once proxies are voted. The Compliance Portal acts as a log for such disclosures and is utilized to aid the CCO in preparing and filing the Form N-PX on behalf of the Tidal Trust. With respect to the ATAC Rotation Fund, the CCO will review and sign Form N-PX prepared by MPS. MPS will file the form on behalf of the Fund.

•

Pre-Approval of Paid Consultant or Expert Network: Before the Company contracts with a paid consultant, the CCO will, while completely complying with all Trust Policies and Procedures, submit this form through the Compliance Portal for compliance analysis.

•	Add an Employee: The CCO may add new employees on the Company’s Compliance Portal.

•

Submit a Memo Documenting an Unusual Event: This item is a catch all for anything else either employees or the CCO may deem necessary to disclose to Toroso, maintain a copy of, or merely has questions on and seeks documentation.

The Compliance Portal acts as a log for all of the above mentioned items and is where the CCO daily administers the compliance needs of the Company. Everything is stored in the cloud and may be accessed wherever there are accesses to the internet or smart phones.

New Employees

The CCO, will create a user account for that Employee and send an email to the Employee notifying them of their user name, password, and their designated compliance training date and time. Once compliance training has been completed, the Employee will receive notification via email of their initial assignments. These may include:

•	Initial Acknowledgement – Compliance Manual and Code of Ethics

•	Initial Information – Restricted List

•	Initial Disclosures – Disciplinary History

•	Initial Disclosures – Outside Business Activities

•	Initial Disclosures – Political Contributions

•	Initial Disclosures – Compliance Concerns

•	Initial Disclosures – Social Media Use

•	Initial Disclosures – Holdings or Brokerage Account

Existing Employees

Existing Employees will also receive assignments through the Compliance Portal. These will be tracked, based on the compliance calendar is Appendix III of the Manual. These assignments may include:

•	Quarterly Attestation – Trade Activity

•	Quarterly Disclosures – Compliance Concerns

•	Quarterly Information – Restricted List

•	Semi-Annual Disclosures – Political Contributions

•	Semi-Annual Disclosures – Outside Business Activities

•	Semi-Annual Disclosures – Disciplinary History

•	Annual Disclosures – Social Media Use

•	Annual Acknowledgement – Compliance Manual and Code of Ethics

•	Updating Information – Restricted List

•	Updating Information – Compliance Manual and Code of Ethics

These assignments satisfy the required documentation for new Employees, as well as ongoing compliance for existing Employees, within the compliance program and duplicate the hard copy Exhibits included in the Company’s Compliance Manual and Code of Ethics. However, should an Employee be unable to access the Compliance Portal, they can reference the hard copy Exhibits contained in the Manual.

Employees are notified of a new assignment via email from the Compliance Portal. It is the Employee’s responsibility to notify the CCO, or designee, of any changes in contact information that might prevent them from receiving notifications from the Compliance Portal.

Employees are expected to log into the Compliance Portal and complete any outstanding assignments within the time frame designated in the “Due Date” column. In order for the system to recognize that an assignment has been completed, the Employee must select the “Complete” button within the assignment. Instructions applicable to each assignment are contained within the assignment itself.

Online Forms

The Company’s compliance program requires immediate disclosure in several areas. In order to make these disclosures, Employees can use the Compliance Portal’s online forms section.

Each link pictured above is attached to online documentation for various compliance program items. Once the Employee has submitted the information and/or request, Toroso will review and record the information and respond directly to the Employee.

Personal Trading Review

Employees are required to disclose any holdings in brokerage accounts for which they are a direct or indirect beneficial owner. The Company uses the Compliance Portal to facilitate this process.

Status Updates

The Company’s CCO will receive monthly status reports of all outstanding assignments, as well as any requests received from Employees within the last month. The CCO can at any time request more or less frequent reporting. Any compliance issue, however, will immediately be brought to the attention of the CCO.

User Guide

Each Employee will receive a detailed User Guide as part of their initial information assignments.

EXHIBIT A

EMPLOYEE ANNUAL ACKNOWLEDGMENT FORM

The undersigned Employee of Toroso Investments, LLC (the “Company”) acknowledges having received and read a copy of the Compliance Manual and Code of Ethics, (the “Manual”) and a copy of the Trust (the “Trust Policies”) (the “Manual” and the “Trust Policies” collectively, the “Manuals”). The Employee understands that observance of the policies and procedures contained in the Manuals is a material condition of the Employee’s employment by the Company and that any violation of any of such policies and procedures by the Employee will be grounds for immediate termination by the Company.

By the signature below, the Employee agrees to abide by the policies and procedures described in the Manuals and affirms’ that the Employee has not previously violated such policies or procedures and has reported all securities transactions for his reportable personal account(s) in the most recent calendar year as required by the Manuals.

Employee Name: ___________________________________

Employee Signature:________________________________

Date: ___________________

EXHIBIT C

OUTSIDE ACTIVITIES OF CURRENT EMPLOYEES

All employees are required to devote their full time and efforts to the business of the Company. In addition, no person may make use of his or her position as an employee, make use of information acquired during employment, or make personal investments in a manner that may create a conflict, or the appearance of a conflict, between the employee’s personal interests and the interests of the Company.

To assist in ensuring that such conflicts are avoided, an employee must obtain the written approval of the CCO prior to:

•

Serving as a director, officer, general partner or trustee of, or as a consultant to, any business, corporation or partnership, including family owned businesses, including charitable, non-profit organizations.

•	Accepting a second job or part-time job of any kind or engaging in any other business outside of the Company.

•	Acting, or representing that the employee is acting, as agent for a firm in any investment banking matter or as a consultant or finder.

•	Making a private investment.

•	Obtaining a controlling interest in any company or entity.

•

Forming or participating in any stockholders’ or creditors’ committee (other than on behalf of the Company) that purports to represent security holders or claimants in connection with a bankruptcy or distressed situation or in making demands for changes in the management or policies of any firm, or becoming actively involved in a proxy contest.

•

Receiving compensation of any nature, directly or indirectly, from any person, firm, corporation, estate, trust or association, other than the Company, whether as a fee, commission, bonus or other consideration such as stock, options or warrants.

Every employee is required to complete the attached disclosure form and have the form approved by the CCO prior to serving in any of the capacities or making any of the investments described heretofore. In addition, an employee must advise the Company if the employee is or believes that he or she may become a participant, either as a plaintiff, defendant or witness, in any litigation or arbitration.

OUTSIDE ACTIVITIES AND PRIVATE INVESTMENTS OF CURRENT EMPLOYEES

INSTRUCTIONS:

The Company expects its full-time Employees to devote their full business day to the business of the Company and to avoid any outside employment, position, association or investment that might interfere or appear to interfere with the independent exercise of the employee’s judgment regarding the best interests of the Company and its Clients. Should an activity or investment be deemed a conflict of interest, or appear to create a conflict of interest, between the employee and the Company or a Client, the employee may be required to terminate such.

Name of Employee

Section A. GENERAL (All employees must complete all questions in Section A.)

1.	❑ Yes	❑ No	I am seeking approval to become a director, officer, general partner, sole proprietor or employee of, or a consultant or contributor to, an organization or entity other than the Company or any of its affiliates. If yes, complete only Sections B and H.

2.	❑ Yes	❑ No	I am seeking approval to serve or to agree to serve in a fiduciary capacity as an administrator, conservator, executor, guardian or trustee. If yes, complete only Sections C and H.

3.	❑ Yes	❑ No	I am seeking approval to make a private investment in an organization or entity. If yes, complete only Sections D and H.

4.	❑ Yes	❑ No	I am seeking approval to purchase a controlling interest in an organization or entity. If yes, complete only Sections E and H.

5.	❑ Yes	❑ No	I am seeking approval to serve or to participate in a security holders’ or creditors’ committee or to become actively involved in a proxy contest seeking a change in the management or control of an organization or entity. If yes, complete only Sections F and H.

6.	❑ Yes	❑ No	I anticipate becoming involved or participating in an arbitration or litigation, either as a plaintiff, defendant or witness. If yes, complete only Sections G and H.

Section B. EMPLOYMENT RELATIONSHIPS AND DIRECTORSHIPS

Name of Organization or Entity:

Employee’s Position or Function:

Activity or Business of Organization or Entity:

Type and Location of Organization or Entity:

Date Association with Organization or Entity Will Commence:

Hours Devoted Per Day:	During Business Hours During Non-Business Hours

Annual Compensation From Organization or Entity:

Financial Interest in Organization or Entity:

To the best of your knowledge:

Does any material adverse information exist concerning the organization or entity?	❑ Yes	❑ No

Does any conflict of interest exist between any the Company or any of its affiliates?	❑ Yes	❑ No

Does the organization or entity have a business relationship with the Company or any of its affiliates?	❑ Yes	❑ No

If yes to any of the above, please provide full explanation.

Section C. FIDUCIARY RELATIONSHIPS

Name of Person or Organization or Entity Employee will be Acting for:

Employee’s Fiduciary Capacity:

Basis for Appointment: (e.g., Family Related)

Annual Compensation for Serving:

Have securities or futures accounts (other than Federal Reserve Board “Treasury Direct” accounts) been opened for the benefit of the person or organization or entity and will the employee have the authority to make investment decisions for such accounts?	❑ Yes	❑ No

If yes, please complete and attach employee securities/futures account disclosure form included in the Company’s Code of Ethics.

Section D. PRIVATE INVESTMENTS

Name of Organization or Entity:

Type and Size of Interest:

Type and Location of Organization or Entity:

Activity or Business of Organization or Entity:

Date Interest to be Acquired:

If Equity Interest, Percentage Ownership: Will you be receiving any selling compensation in connection with this investment?

To the best of your knowledge:

Does any material adverse information exist concerning the organization or entity?	❑ Yes	❑ No

Does any conflict of interest exist between the Company or any of its affiliates?	❑ Yes	❑ No

Does the organization or entity have a business relationship with the Company or any of its affiliates?	❑ Yes	❑ No

If yes to any of the above, please provide full explanation.

Section E. CONTROL INTERESTS

Name of Organization or Entity:

Type and Size of Interest:

Ownership Percentage:

Activity or Business of Organization or Entity:

Date Interest to be Acquired:

To the best of your knowledge:

Does any material adverse information exist concerning the organization or entity?	❑ Yes	❑ No

Does any conflict of interest exist between this entity and the Company or any of its affiliates?	❑ Yes	❑ No

Does the organization or entity have a business relationship with the Company or any of its affiliates?	❑ Yes	❑ No

If yes to any of the above, please provide full explanation.

Section F. CLAIMANT COMMITTEES/PROXY CONTESTS

Type of Committee (if applicable):

Target Organization or Entity:

Activity or Business of Organization or Entity:

Type and Location of Organization or Entity:

Employee Role or Function:

To the best of your knowledge:

Does any conflict of interest exist between this entity and the Company or any of its affiliates?	❑ Yes	❑ No

Does the organization or entity have a business relationship with the Company or any of its affiliates?	❑ Yes	❑ No

If yes to any of the above, please provide full explanation.

Section G. ARBITRATION/LITIGATION

Employee Role:	Plaintiff	❑	Defendant	❑	Witness	❑

Title of Action:

Description of Action:

To the best of your knowledge:

Is the Company or any of its affiliates involved in or affected by this action?	❑ Yes	❑ No

Is any Company client, counterparty or vendor involved in or affected by this action?	❑ Yes	❑ No

If yes to any of the above, please provide full explanation.

Section H. EMPLOYEE AFFIRMATION

I affirm that the above information is accurate and complete as of the date hereof. I understand that I am under an obligation during my employment with the Company to obtain the approval of the CCO prior to engaging in outside activities or making certain investments, as more fully described in the Company policy and to advise the Company if I become or I believe I may become a participant, either as a plaintiff, defendant or witness in any litigation or arbitration. I also agree to advise the CCO promptly if the information herein changes or becomes inaccurate.

Employee Signature	Date

Section I.	COMPLIANCE OFFICER
APPROVAL/NOTIFICATION

Compliance Officer Signature	Date

Compliance Officer Name

EXHIBIT D

PERSONAL ACCOUNTS DISCLOSURE FORM

Every Employee must disclose to the CCO any and all personal accounts that have the capability to hold or trade any security7 over which the Employee has, or acquires, any direct or indirect beneficial ownership.8 An Employee is presumed to be a beneficial owner of securities that are held by his or her immediate family members sharing the Employee’s household, which include securities accounts of a spouse, minor children and any other relatives resides in the Employee’s home, as well as accounts of another person if by reason of any contract, understanding, relationship, agreement or other arrangement the Employee obtains therefrom benefits substantially equivalent to those of ownership.

Disclosure is not required for any account:

•	over which the Employee has, or acquires, no direct or indirect beneficial ownership in the account;

•

over which the Employee has no direct or indirect influence or power to control or ability to influence investment decisions in the account, including: (i) suggesting purchases or sales of securities to the trustee or third-party discretionary manager; or (ii) consulting with the trustee or third-party discretionary manager as to the particular allocation of securities to be made in the account.

Please check one of the following and sign below:

☐	I do not have any accounts that must be disclosed. I agree to notify the CCO prior to any such account being opened in the future.

☐	Set forth below is a complete list of all accounts that must be disclosed (use additional forms if necessary).

[7]

“Security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

[8]

Rule 204A-1(b)(1)(i)(A) and (b)(2)(i). Rule 204A-1 provides that beneficial ownership is to be interpreted in the same manner as for purposes of rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person has beneficial ownership of a security for purposes of section 16 of that Act. Rule 204A-1(e)(3). This is the same as the standard under rule 17j-1.

The CCO will be sending a letter requesting duplicate confirms and statements for each of the accounts disclosed below.

Name of Institution and Account Holder’s Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?
1.
2.
3.
4.

I have read and understand the Personal Securities Trading Policies referenced in the Code of Ethics and Compliance Manual, and I agree to abide by such policies during the term of my employment.

Employee Name:

Employee Signature:

Date:

EXHIBIT E

MANAGED ACCOUNT DISCLOSURE REPORT

Employee Name:	Date:

Dear Chief Compliance Officer,

In accordance with Rule 204A-1 (the “Rule”) under the Investment Advisers Act of 1940, as amended, I am considered to be an “access person” of Toroso Investment, LLC (the “Company”) and subject to the Rule’s terms and conditions. The Rule requires periodic reporting of my personal securities transactions and holdings to be made to the Company. However, as specified in the Rule, I am not required to submit any report with respect to securities held in accounts over which I have “no direct or indirect influence or control.”

☐	I do not have any accounts that must be disclosed, over which I have “no direct or indirect influence or control.” I agree to notify the CCO prior to any such account being opened in the future.

☐

I have retained a financial planner, wealth manager, trustee or third-party investment manager (collectively, a “Manager”) that is an independent unaffiliated professional to manage my accounts. The following is a list of the accounts over which I have no direct or indirect influence or control (the “Accounts”):

Name of Broker-Dealer, Bank or other Institution	Account Name and Number	Relationship to Manager (independent unaffiliated professional, friend, relative, etc.)
1.
2.
3.
4.

By signing below, I acknowledged and certify that:

1.	I have no direct or indirect influence or control over the Accounts;

2.

If the control over the Accounts should change in any way, I will immediately notify you in writing of such a change and will provide any required information regarding holdings and transactions in the Accounts pursuant to the Rule; and

3.

I will agree to provide reports of holdings and/ or transactions (including, but not limited to, duplicate account statements and trade confirmations) made in the Accounts at the request of the Company’s Chief Compliance Officer.

Access person completing this certification on an annual basis, also acknowledge and certify the following:

1.	I did not suggest that the Manager make any particular purchases or sales of securities for the Accounts during the period [Month YEAR to Month YEAR];

2.	I did not direct the Manager to make any particular purchases or sales of securities for the Accounts during the period [Month YEAR to Month YEAR]; and

3.	I did not consult with the Manager as to the particular allocation of investments to be made in the Accounts during the period [Month YEAR to Month YEAR].

Name:

Signature:

Date:

EXHIBIT F

EMPLOYEE SECURITIES HOLDINGS REPORT

Information As of

The following represents all Covered Security holdings that I had a direct or indirect beneficial interest as of the above date:

Name and Type of Covered Security	Ticker Symbol or CUSIP	Holding Type (Long, Short)	Number of Shares and /or Principal Amount	Name of Institution and Account Number

*

Note: In lieu of listing on this form each and every covered security held as of the date above, you may attach as an exhibit to this document your statement(s) from each personal account. Notwithstanding this accommodation, it remains your sole responsibility to ensure that the information reflected in any such statement(s) is accurate and completely discloses ALL covered securities holdings as of the date no more than forty-five (45) days prior to the above date.

The following represents all personal accounts in which any Securities are held for my direct or indirect benefit as of the above date:

Name of Institution and Account Holder’s Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements
		☐ Yes	☐ No
		☐ Yes	☐ No
		☐ Yes	☐ No
		☐ Yes	☐ No
		☐ Yes	☐ No
		☐ Yes	☐ No
		☐ Yes	☐ No

☐ I do not have any personal accounts that maintain securities for my direct or indirect benefit.

☐ I have reported above all covered security holdings in my personal accounts.

Employee Name: ___________________________________

Employee Signature: ________________________________

Date: ___________________

EXHIBIT G

EMPLOYEE QUARTERLY TRADE REPORT

For the calendar Quarter ending _________________, 20____

With respect to covered securities transactions that meet reporting requirement of the Company’s Compliance Manual and Code of Ethics (Please initial one of the following):

______	I have not engaged in any covered securities transactions which must be reported.

______	I have listed below all covered securities transactions which must be reported.

______

All covered securities transactions which must be reported were executed in accounts for which the CCO directly receives duplicate trade confirmations and brokerage statements. I have not engaged in any other covered securities transactions except as disclosed therein.

Employee Name: ___________________________________

Employee Signature: ________________________________

Date: ___________________

EXHIBIT G

Employee Name:              Quarter Ended: _______________, 20____

Trade Date	Company or Symbol (Ticker or CUSIP)	Security Description (Stock, bond, option, etc.)	Transaction Type (Buy, Sell, Short, etc.)	Number of Shares	Principal Amount	Interest Rate and Maturity Date	Price	Account/Broker

*

Note – In lieu of listing each covered security transaction, you may attach a copy of the confirmation or account statement covering each covered security transaction for the applicable quarterly period. Notwithstanding this accommodation, it remains your sole responsibility to ensure that the required information reflected in those documents is accurate and completely discloses ALL covered security transactions during the applicable quarterly period.

EXHIBIT H

EMPLOYEE DISCIPLINARY QUESTIONAIRE

Employee Name:	Date:

Important Note: This form is to be completed by each Employee of Toroso Investments, LLC and its affiliates. The sole purpose of this form is to facilitate complete and accurate disclosure on Form ADV and completion of this form is necessary for that purpose. If you have any questions, please contact the CCO. If any answer you give becomes inaccurate at any time or you discover that an answer given was not accurate at the time given, you are obligated to inform the Chief Compliance Officer and to promptly submit a new questionnaire.

A.	In the past ten years, have you:	Yes	No

	(1) Been convicted of or plead guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court of any felony?	☐	☐

	(2) Been charged with any felony?	☐	☐

B.	In the past ten years, have you:

(1)   Been convicted of or plead guilty or nolo contendere (“no contest”) in a domestic, foreign, or military court to a misdemeanor involving: investments or an investment-related business, or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion or a conspiracy to commit any of these offenses?

		☐	☐

	(2) Been charged with a misdemeanor listed in B(1)?	☐	☐

(3)   Been the named subject of a pending criminal proceeding that involves investments or an investment-related business, or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion or a conspiracy to commit any of these offenses?

		☐	☐

C.	Has the SEC or the Commodity Futures Trading Commission (“CFTC”) ever:

	(1) Found you to have made a false statement or omission?	☐	☐

	(2) Found you to have been involved in a violation of SEC or CFTC regulations or statutes?	☐	☐

	(3) Found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, lost, revoked or restricted?	☐	☐

	(4) Entered an order against you in connection with investment-related activity?	☐	☐

	(5) Imposed a civil money penalty on you, or ordered you to cease and desist from any activity?	☐	☐

D.	Has any federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority:

	(1) Ever found you to have made a false statement or omission, or been dishonest, unfair or unethical?	☐	☐

	(2) Ever found you to have been involved in a violation of an investment-related regulation or statute?	☐	☐

	(3) Ever found you to have been a cause of an investment-related business having its authorization to do business denied, suspended, lost, revoked or restricted?	☐	☐

	(4) Ever entered an order against you in connection with an investment-related activity, statute or regulation?	☐	☐

	(5) Ever denied, suspended or revoked your registration or license, or otherwise prevented you, by order, from associating with an investment-related business or restricted you from any activity?	☐	☐

	(6) Ever imposed a civil money penalty of more than $2,500 on you?	☐	☐

E.	Has any self-regulatory organization or commodities exchange ever:

	(1) Found you to have made a false statement or omission?	☐	☐

	(2) Found you to have been involved in a violation of its rules (other than a violation designated as a “minor rule violation” under a plan approved by the SEC)?	☐	☐

	(3) Found you to have been the cause of an investment-related business having its authorization to do business denied, suspended, lost, revoked or restricted?	☐	☐

	(4) Disciplined you by expelling or suspending you from membership, barring or suspending you from association with other members, or otherwise restricting your activities?	☐	☐

	(5) Ever barred or suspended you from membership or from association with other members, or expelled you from membership?	☐	☐

	(6) Ever significantly limited you from investment-related activities or fined you more than $2,500?	☐	☐

F.	Has an authorization to act as an attorney, accountant or federal contractor granted to you ever been revoked or suspended?	☐	☐

G.	Are you now the subject of any regulatory proceeding that could result in a “yes” answer to any part of Items C, D or E above?	☐	☐

H.	Has any domestic or foreign or military court:

	(1) In the past ten years, enjoined you in connection with any investment-related activity?	☐	☐

	(2) Ever found that you were involved in a violation of an investment-related statute or regulation?	☐	☐

	(3) Ever dismissed, pursuant to a settlement agreement, an investment-related civil action brought against you by a state or foreign financial regulatory authority?	☐	☐

	(4) Are you now the subject of any civil proceeding that could result in a “yes” answer to any part of Item H?	☐	☐

I.	In the past 10 years, have you been involved in any legal or disciplinary event not noted above that may be considered material to an investor’s evaluation of [ ] or the integrity of its personnel?	☐	☐

J.	Have you ever been involved in any legal or disciplinary event not noted above that is so serious that it is material to an investor’s or prospective investor’s evaluation of [ ] or the integrity of its personnel?	☐	☐

K.	Have you ever been the subject of any order, judgment, or decree permanently or temporarily enjoining, or otherwise limiting, you from engaging in any investment-related activity, or from violating any investment-related statute, rule, or order?	☐	☐

I certify that the information in this Questionnaire is accurate and correct. I will report any changes in it promptly to the CCO.

Signature:

EXHIBIT I

PAY-TO-PLAY POLICY ACKNOWLEDGMENT AND PRE-CLEARANCE FORM

Employee Name:	Title:

Toroso Investments, LLC (the “Company”) has determined that you are, or are to become, a “covered associate” as such term is defined in Rule 206(4)-5 (the “Rule”) under the Investment Advisers Act of 1940, as amended. The Rule is designed to curtail the use of political contributions to influence the selection of investment advisors by government entities or government investment pools.

As a covered associate, you acknowledge that you are required to comply with the Company’s policy concerning the Rule, as reflected in its Compliance Manual, including by signing this acknowledgment and by pre-clearing with the CCO any and all contributions or payments to any Covered Official (as such term is defined in the Company’s Compliance Manual). By signing this form, you certify that the information provided herein is accurate and complete.

Date of Actual/Proposed Contribution:

Covered Official Receiving Contribution:

Current Title and Occupation Covered Official:

Government Entity(s) Influenced by Covered Official:

Is Covered Official a Candidate for Office?	☐ Yes ☐ No

If Yes, title of the office being sought:

Description of Contribution (Cash, Use of Phones, etc.):

Value of Contribution:

❑	As of the date hereof, and since the date of the last submitted Covered Associate Acknowledgement and Pre-Clearance Form (if any), I have made no political contributions.

☐ APPROVED

☐ DENIED

Employee Signature: ______________________________	Date:______________

Reviewed By: ____________________________________	Date:______________
Name:

EXHIBIT J

PAY-TO-PLAY POLICY NEW EMPLOYEE POLTICAL CONTRIBUTION DECLARATION FORM

In order to comply with certain regulatory requirements, Toroso Investments, LLC (the “Company”) is required to ascertain if you have made certain political contributions in the past two years (whether directly or indirectly). As a result, kindly complete the following questions, sign and return it to the Company’s Chief Compliance Officer.

1.	Name:

2.	Address (include for past 2 years):
3.	Your Position:
4.	Have you made any Contributions[9] to any Official[10] of a Government Entity[11] or political party of a state or subdivision or political action committee (“PAC”) within the past two years? (Please check): ☐ Yes ☐ No

If you checked “NO” to Question 4 above, please skip the rest of the form and sign and date below.

If you checked “YES” to 4 above, kindly respond to the following questions for each Contribution.

5.	Name of the official, political party or PAC to whom you made the Contribution?

6.	Date and amount (or description) of the Contribution?

7.	Office held or sought by the official, if applicable?

[9]

“Contribution” means (i) any gift, subscription, loan, advance or deposit of money or anything of value made for the purpose of influencing any election for federal, state or local office, (ii) payment of debt incurred in connection with any such election, or (iii) transition or inaugural expenses of a successful candidate for state or local office.

[10]

“Official” means any person (including such person’s election committee) who was, at the time of the Contribution, an incumbent, candidate, or successful candidate for elective office of a Government Entity. In some circumstances, a Contribution to a local political party or a political action committee may be deemed to be a Contribution to an individual Official or Officials. Note, this definition applies to any incumbent Official who is a candidate for an elective office of the federal government, and vice versa.

[11]

“Government Entity” means (i) any state or political subdivision of a state, including an agency or authority, (ii) a pool of assets sponsored or established by such entity, including but not limited to a “defined benefit plan” or general fund, (iii) a plan or program of such entity, and (iv) officers, agents or employees of such entity acting in their official capacity.

Employee Name: ___________________________________

Employee Signature: ________________________________

Date: ___________________
________________________
Chief Compliance Officer Signature

EXHIBIT K

RESTRICTED LIST – ADDITION FORM

Issuer name (full legal name):

Type of Security:

Class/Series (if applicable):

Ticker Symbol or ‘Private’:

CUSIP (if applicable):

Analyst Name:

Please list any other persons with whom you will share the information described herein:

Date Added to Restricted List: __________________________________________________________________________________

Please describe the material non-public information received: _________________________________________________________

How was the information obtained

(i.e. Intralinks, in-person presentation, phone call, email, mail, etc.)?  ___________________________________________________

What information was obtained? (i.e. financial forecasts, earnings estimates, etc.) If forecasts/estimates were obtained, please provide time period of estimates.

Why did you decide to receive the material non-public information? (Please include what type of transaction we are contemplating, if applicable)

Was the material non-public information received directly from the Restricted Entity or through an intermediary such as an investment bank? Yes: ☐  No: ☐

If yes, please provide name of the entity or intermediary and the name of the individual who provided the information:

Please list types of securities issued by the Restricted Entity (public/private, equity/debt, etc.)

Do you know of any contractual restrictions on trading in the securities of the Restricted Entity while in possession of the material, non-public information (i.e. agreement not to trade for a certain period of time)?

Employee Name: ___________________________________

Employee Signature: ___________________________________

Date: ___________________

EXHIBIT L

RESTRICTED LIST – DELETION FORM

Issuer name (full legal name):

Type of Security:

Class/Series (if applicable):

Ticker Symbol or ‘Private’:

CUSIP (if applicable):

Analyst Name:

Date Added to Restricted List:

Date Removed From Restricted List:

Please explain why the entity is being removed from the restricted list: Is the information stale? (i.e. because of the time period or events/transactions facing the company or conditions/trends facing the industry, etc.) Has the information become public? Please provide details and include any relevant press releases, company filings, etc.

When was the last time you received material non-public information regarding this entity?

Did the firm participate in a transaction in connection with receipt of the material non-public information? Yes ☐ No ☐

If yes, provide details:

Did you share the material non-public information with any person outside of the Company?

Yes ☐ No ☐ If yes, please explain: ________________________________________________________________________

Employee Name: _______________________________________

Employee Signature: ____________________________________	Date: _________________________________________

EXHIBIT M

REQUEST FOR PRE-CLEARANCE OF PERSONAL SECURITIES TRADE

Employee:  ________________________________________________________________________________________________

Date	Name of Security	Account	Quantity	Approx Price	Symbol or CUSIP	Purchase or Sale

The Employee submitting this request understands and specifically represents as follows:*

(a)	I have no inside information relating to the above-referenced issuer(s);

(b)	I have not had any contact or communication with the issuer(s) in the last 6 months;

(c)

I am not aware of any conflict of interest this transaction may cause with respect to any Client account and I am not aware of any Client account trading activity that may have occurred in the issuers of the above referenced securities during the past [four] trading days or that may now or in the near future be contemplated;

(d)	If approval is granted, it is only good for one day and specifically the day it was approved (e.g., expiring at midnight on the day of approval); and

(e)	The securities are not being purchased in an initial public offering or private placement.

*	If for any reason an employee cannot make the above required representations or has any questions in this area, the employee MUST contact the CCO before submitting any request for approval.

☐ APPROVED

☐ DENIED

Employee Signature: ______________________________	Date:______________

Reviewed By: ______________________________________	Date:______________
Name:

EXHIBIT N

GIFT AND ENTERTAINMENT APPROVAL FORM12

Requested By: __________________________________ Date of Request: ________________________________________________
Payor[13]: ______________________________________________________________________________________________________
Purpose and location or description of gift (if applicable): ______________________________________________________________
Attendees[14]: ___________________________________________________________________________________________________
Amount[15]: ____________________________________________________________________________________________________

Date of Event: _____________________________________________________

Please provide the number of gifts previously received from the Payor or entertainment events attended that were sponsored by the Payor in the current calendar year.

Gifts: ________________________________________________	Entertainment: ______________________________________

Please provide any additional details that would be helpful in the CCO’s determination:

COMPLIANCE OFFICER APPROVAL/DENIAL

☐ Approved    ☐ Denied

_________________________________________________________________________	_______________________________
Name of Compliance Officer	Date
_________________________________________________________________________
Signature of Compliance Officer

[12]

Other than routine entertainment (such as business meals) valued less than approximately $[1000.00] or gifts valued less than $[200.00], advance approval of all entertainment and business gifts, given or received, is required, and any available supporting documentation must be provided.

[13]

Be Specific-i.e. name and type (such as broker- dealers, RIAs, industry association, individuals, etc.); describe any contractual or other relationship between the payor and the payee. Please complete a different form for each payor.

[14]	Indicate any relationship to the payor.
[15]	Include breakdowns, including any amounts paid for travel and accommodations.

EXHIBIT O

FOREIGN PERSON GIFT AND ENTERTAINMENT PRE-CLEARANCE FORM

Name of Recipient: __________________________________________________________________________________________

Recipients relationship to Foreign government/entity: _______________________________________________________________

____________________________________________________________________________________________________________

Describe Gift/Entertainment: ___________________________________________________________________________________

___________________________________________________________________________________________________________

What is the approximate value of the gift/entertainment?	$________________________________________________

Have you given anything of value to the recipient previously?	☐ Yes ☐ No

If yes, date of last gift/approximate value:	$________________________________________________

Employee Name: ______________________________________ _____________________________________________________ Employee Signature	________________________________________________ Date

CCO APPROVAL/NOTIFICATION

_____________________________________________________ CCO Signature _____________________________________________________	________________________________________________ Date
CCO Name